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Exhibit 22.1

MAGNA INTERNATIONAL INC. Management Proxy Circular Annual Meeting May 10, 2018

SALES U.S. $ MILLIONS DILUTED EPS U.S. $ CASH FLOW FROM OPERATING ACTIVITIES U.S. $ MILLIONS 14% 7% 2% 2016 2017 2016 2017 2016 2017 RETURN ON EQUITY1 RETURN ON INVESTED CAPITAL1 DIVIDENDS PAID PER SHARE2 U.S. $ 14% COMPOUND AVERAGE GROWTH RATE 2016 2017 2016 2017 2013 2014 2015 2016 2017 1 Return on Equity and Return on Invested Capital are non-GAAP financial measures. Definitions and reconciliations to the most directly comparable financial measures calculated in accordance with U.S. GAAP, can be found in the Company’s Annual Report for the Year Ended December 31, 2017, in the Management’s Discussion and Analysis of Results of Operations and Financial Position section. The Magna International Inc. 2017 Annual Report has been posted on the Company’s website through the investor relations link at www.magna.com. 2 A two-for-one stock split was approved February 24, 2015. Dividends are shown on a post-stock split basis. Key Figures at-a-Glance 5 YEAR TOTAL CUMULATIVE SHAREHOLDER RETURN If a shareholder had invested $100 in Magna Common Shares on the NYSE on December 31, 2012, the total cumulative value of that investment would be $249.76, which is approximately 20% higher than the cumulative return of $208.14 for the S&P 500 composite index. Dec. 31 Dec. 31 Dec. 31 Dec. 31 Dec. 31 $167.08$224.54$170.49$186.92$249.76 $132.39$150.51$152.59$170.84$208.14 250 200 150 100 50 0 20132014201520162017 Magna Common Shares S&P500 Total Return (NYSE) 16.0% 15.7% 20.4% 19.8% 1.10 1.00 0.88 0.76 0.64 3,266 3,329 5.90 5.16 38,946 36,445

SALES
U.S. $ MILLIONS

7%
36,445
38,946
2016
2017

DILUTED EPS
U.S. $

14%
5.16
5.90
2016
2017

CASH FLOW FROM OPERATING ACTIVITIES
U.S. $ MILLIONS

2%
3,266
3,329
2016
2017

RETURN ON EQUITY[1]

20.4%
19.8%
2016
2017

RETURN ON INVESTED CAPITAL[1]

16.0%
15.7%
2016
2017

DIVIDENDS PAID PER SHARE[2]
U.S. $

14%
COMPOUND AVERAGE GROWTH RATE
0.64
0.76
0.88
1.00
1.10
2013
2014
2015
2016
2017

Key Figures at-a-Glance

5 YEAR TOTAL CUMULATIVE SHAREHOLDER RETURN

$167.08
$132.39
$224.54
$150.51
$170.49
$152.59
$186.92
$170.84
$249.76
$208.14
250
200
150
100
50
0
Dec. 31 2013
Dec. 31 2014
Dec. 31 2015
Dec. 31 2016
Dec. 31 2017
Magna Common Shares (NYSE)
S&P500 Total Return

DEAR MAGNA SHAREHOLDER For the last few years, the Board and Management have made Magna’s long-term strategy our central priority. One of Magna’s strategic advantages in this period of rapid change is the breadth of the company’s global capabilities. No other automotive supplier possesses the range of engineering and advanced manufacturing expertise across the entire vehicle. This expertise is the product of the collective talent of over 168,000 diverse, entrepreneurial and collaborative employees – their hard work and passion make Magna’s success possible. Our long-term strategy has provided the framework for the business opportunities Magna has prioritized, the acquisitions and joint ventures completed, and the company’s investments in innovative technology startups. Magna’s strategic actions continue to deliver tangible results, such as the 2017 award to the Magna/Hasco joint venture of a high-volume electric-drive platform, as well as the recently announced partnership with Lyft to develop and manufacture autonomous vehicles at scale. Magna continues to execute on our stated goal of becoming a leading competitor in electric drive systems and autonomous technologies. This is in addition to the many traditional areas of product and process leadership which remain critical to the “Car of the Future.” While focused on the strategy for future success, the Board hasn’t lost sight of the fact that entrepreneurialism remains the common thread running from Magna’s humble beginnings in 1957 to today. We continue to value it and the unique compensation model that motivates so many employees to accomplish so much. The CD&A section of the Circular describes the enhanced executive compensation framework implemented in 2017. This framework builds on the entrepreneurial model, but reinforces it with new incentives for long-term value creation to further align executive compensation and long-term strategy. Strategy is also the primary consideration in how we have structured the Board to maximize our effectiveness. You can see this reflected in the eleven candidates proposed for election at Magna’s upcoming Annual Meeting. These nominees represent a diversity of skills, experience, perspectives and backgrounds essential to the Board’s ability to both oversee and counsel Management. The Board is committed to its own refreshment to ensure new ideas and perspectives are brought to the table. Included in this year’s nominees are Mary Chan who brings a wealth of experience in connected/autonomous vehicles and Rob MacLellan who has deep financial, institutional investment management and governance experience. We also recently redesigned the Board’s Committee structure to add a Technology Committee to assist us in successfully addressing the strategic opportunities and challenges of a rapidly innovating industry. As you read this Circular and the 2017 Annual Report, you will appreciate that 2017 was another great year for Magna – operationally, financially and strategically. At the Annual Meeting, please commend Management, as we have, for the success they have helped deliver. In closing, and on behalf of the Board and Magna’s employees, I would like to extend our thanks to Lady Barbara Judge for her years of exemplary service on the Board, on the occasion of her retirement. Barbara served with distinction and will be greatly missed by the Directors, the executive team and staff at Magna. Sincerely, William L. Young Chairman

Nominees The Board believes that the 11 nominees to be individually elected at the Meeting possess a diverse range of skills, experience, perspectives and backgrounds which will enable the Board to function effectively. The Board has agreed to abide by our majority voting policy. William A. Ruh Independent Joined: 2017 Donald J. Walker Management Joined: 2005 Dr. Indira V. Samarasekera Independent Joined: 2014 Peter G. Bowie Independent Joined: 2012 William L. Young Chairman Independent Joined: 2011 Lawrence D. Worrall Independent Joined: 2005 Cynthia A. Niekamp Independent Joined: 2014 Mary S. Chan Independent Joined: 2017 New Nominee Dr. Kurt J. Lauk Independent Joined: 2011 Scott B. Bonham Non-Independent Joined: 2012 Robert F. MacLellan Independent New Nominee

DIRECTOR TENURE DIRECTOR DIVERSITY DIRECTOR AGE AVERAGE: 5.4 YEARS WOMEN: WOMEN: 27%27% AVERAGE: 63 YEARS 0–4 years: 50–d4ireycetaorrss: 5 directors 5–9 years: 45–d9ireycetaorrss: 4 directors 10+ years: 210d+ireycetaors: 2 directors Male: 8 directors Female: 3 directors 50–59 years: 4 directors 60–69 years: 4 directors Total: 11 directors 70+ years: 3 directors Total: 11Todtiarel:ctors11 directors Total: 11 directors 2017 Average Votes FOR: +99% Percentage of Magna Directors which are Independent: 82% CORPORATE GOVERNANCE GOVERNANCE CHANGES • Active Board engagement in, and approval of, strategy • Strong oversight of management succession planning • Broad oversight of risk • Board commitment to corporate culture of ethics and compliance • Diverse range of Nominee skills, expertise and backgrounds • 100% of Board Committee members are independent • Annual director election; no slate ballots • Majority voting policy and prompt disclosure of vote results • Annual “Say on Pay” vote • Independent Chairman • Active shareholder engagement • Rigorous annual Board/Director effectiveness evaluation • Robust equity maintenance for Directors (5x retainer) • Anti-hedging restrictions • • • • • • • • Ongoing Board renewal – three new nominees in last year Diversity statement added to Board Charter Director tenure guideline added to Board Charter New Technology Committee of the Board Expanded Audit, CGCNC risk mandates Sunset of EROC No increase in Board compensation (since 2008) Minor change to Board DSU deferral

TOTAL DIRECT COMPENSATION (%) DONALD J. WALKER, CEO 100 80 60 40 20 0 Salary STI LTI Other Equity Cash Variable Fixed Donald J. Walker Chief Executive Officer Total Direct Compensation: $20.335 Million “The realignment of Chief Executive Officer compensation in 2017 represents a compensation reduction of more than 8%, in spite of an increase in pre-tax profits of approximately 8%.” —William L. Young Chairman MAGNA'S APPROACH TO EXECUTIVE COMPENSATION IMPLEMENTATION OF NEW COMPENSATION FRAMEWORK • • Entrepreneurial system Strong alignment between pay and performance In 2017, the Board implemented a new NEO compensation framework which maintains core elements of the company’s entrepreneurial system, with an improved balance and mix of short-and long-term, as well as cash and equity incentives. The changes implemented are expected to have a number of positive effects over the long-term, including: • Supporting the Board’s efforts to moderate target total compensation levels • • Significant compensation “at risk” No pensions or retirement benefits • • Robust share maintanance requirements Post-retirement hold backs • • Clawbacks Anti-hedging restrictions • Enhancing the connection between compensation and the Board’s definition of performance • Heightening Management’s focus on capital efficiency • No tax gross-ups • • Limited perks Maximum severance of two years • Better rewarding creation of long-term shareholder value • • Double trigger change in control with no enhanced severance Compensation risk management 97% 58% 58% 42% 39% 3% 1% 2%

Notice of Annual Meeting of Shareholders

Date:	Thursday, May 10, 2018
Time:	10:00 a.m. (Toronto time)
Place:	Hilton Toronto/Markham Suites Conference Centre 8500 Warden Avenue Markham, Ontario Canada

You are receiving this notice of the Meeting since you held Magna Common Shares at the close of business on March 23, 2018. You are entitled to vote your shares at the Meeting, which is being held to:

1.	receive Magna's consolidated financial statements and the independent auditors' report thereon for the fiscal year ended December 31, 2017;
2.	elect eleven directors;
3.	reappoint Deloitte LLP as our independent auditors and authorize the Audit Committee to fix the independent auditors' remuneration;
4.	vote, in an advisory, non-binding manner, on Magna's approach to executive compensation described in the accompanying Management Information Circular/Proxy Statement; and
5.	transact any other business that may properly come before the Meeting.

The Management Information Circular/Proxy Statement ("Circular") relating to the Meeting contains more information on the matters to be addressed at the Meeting. The section of the Circular titled "How to Vote Your Shares" contains detailed information to help you understand how to vote your shares within the applicable time limits. The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion.

Magna has elected to use the Notice and Access rules permitted by Canadian securities regulators to deliver the Circular to both our registered and non-registered shareholders. This means that instead of receiving the Circular by mail, shareholders will receive a written notification with instructions on how to access the Circular online, together with a form of proxy or voting instruction form, as applicable. The Circular is available on our website at magna.com, on SEDAR at sedar.com and on EDGAR at sec.gov.

A live webcast of the Meeting will be available through Magna's website at www.magna.com.

By order of the Board of Directors.

/s/ "Bassem A. Shakeel"
March 28, 2018	BASSEM A. SHAKEEL
Aurora, Ontario	Vice-President and Corporate Secretary

Management Information Circular/Proxy Statement

This Circular is being provided to you in connection with the Annual Meeting of Magna's shareholders (the "Meeting"), which will be held on Thursday, May 10, 2018 commencing at 10:00 a.m. (Toronto time) at the Hilton Toronto/Markham Suites Conference Centre, 8500 Warden Avenue, Markham, Ontario, Canada.

Voting Information

Record Date	March 23, 2018 is the record date for the Meeting (the "Record Date"). Only holders of our Common Shares as of the close of business on the Record Date are entitled to receive notice of and to attend (in person or by proxy) and vote at the Meeting.
Outstanding Shares, Votes and Quorum
As of the Record Date, 358,106,216 Magna Common Shares were issued and outstanding.
Each Magna Common Share is entitled to one vote.
A minimum of two persons holding or representing by proxy at least 25% of our outstanding Common Shares constitutes a quorum for the Meeting.
Principal Shareholders	To our knowledge, no shareholder beneficially owns or exercises control or direction, directly or indirectly, over 10% or more of Magna's Common Shares outstanding as at the Record Date.

All of Magna's directors and executive officers as a group (19 persons) owned beneficially or exercised control or direction over 3,741,732 Common Shares representing 1.0% of the class as at the Record Date. Refer to page 15 of this Circular for details of the Common Shares held by each nominee standing for election at the Meeting.

The Magna Deferred Profit Sharing Plan (Canada) and Employees Deferred Profit Sharing Plan (U.S.) (the "NADPSPs"), deferred profit sharing plans for Magna's participating employees, collectively hold 19,291,407 Magna Common Shares representing 5.4% of the class as at the Record Date. The shares held by the NADPSPs will be voted FOR each of the items to be voted on at the Meeting.
Individual Voting	At the Meeting, shareholders will vote for each nominee for election to the Board, individually. We do not use slate voting.
Majority Voting	We have adopted a majority voting policy which is described under "Corporate Governance" and each nominee for election to the Board has agreed to abide by such policy.
Voting Results	Detailed voting results will be promptly disclosed in a press release issued and filed on the Meeting date.

You may request a paper copy of this Circular, at no cost, up to one year from the date the Circular was filed on SEDAR. You may make such a request at any time prior to or following the Meeting by contacting Broadridge at 1-855-887-2243 (Registered Holders) or 1-877-907-7643 (Non-Registered Holders) and following the instructions. Shareholders who have already signed up for electronic delivery of proxy materials will continue to receive them by e-mail.

Meeting Information        3

How To Vote Your Shares

Your Vote Is Important	Your vote is important. Please read the information below to ensure your shares are properly voted.
Registered vs. Non-Registered Shareholder
How you vote your shares depends on whether you are a registered shareholder or a non-registered shareholder. In either case, there are two ways you can vote at the Meeting – by appointing a proxyholder or by attending in person, although the specifics may differ slightly.

Registered Shareholder: You are a registered shareholder if you hold one or more share certificates which indicate your name and the number of Magna Common Shares which you own. As a registered shareholder, you will receive a form of proxy from Computershare Trust Company of Canada ("Computershare") representing the shares you hold. If you are a registered shareholder, refer to "How to Vote – Registered Shareholders".

Non-Registered Shareholder: You are a non-registered shareholder if a securities dealer, broker, bank, trust company or other nominee holds your shares for you, or for someone else on your behalf. As a non-registered shareholder, you will most likely receive a Voting Instruction Form from either Broadridge Canada or Broadridge US, although in some cases you may receive a form of proxy from the securities dealer, broker, bank, trust company or other nominee holding your shares. If you are a non-registered shareholder, refer to "How to Vote – Non-Registered Shareholders".
Proxies Are Being Solicited by Management
Management is soliciting your proxy in connection with the matters to be addressed at the Meeting (or any adjournment(s) or postponement(s) thereof) to be held at the time and place set out in the accompanying Notice of Annual Meeting. We will bear all costs incurred in connection with Management's solicitation of proxies, including the cost of preparing and mailing this Circular and accompanying materials. Proxies will be solicited primarily by mail, although our officers and employees may (for no additional compensation) also directly solicit proxies by phone, fax or other electronic methods. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward proxy solicitation material to the persons on whose behalf they hold Magna shares and to obtain authorizations for the execution of proxies. These institutions will be reimbursed for their reasonable expenses in doing so.
Proxy Solicitor – Kingsdale
Magna has also retained Kingsdale as proxy solicitation agent in connection with the Meeting and will pay a fee of C$24,000 for such service, in addition to certain out-of-pocket expenses. Magna may also reimburse brokers and other persons holding Common Shares in their name or in the name of nominees for their costs incurred in sending proxy material to their principals in order to obtain their proxies. If you have any questions about the information contained in this Circular or need assistance in completing your proxy form, please contact Kingsdale by e-mail at contactus@kingsdaleadvisors.com or at the following telephone numbers:
• within Canada or the U.S. (toll-free): 1-888-518-1552
• outside Canada and the U.S. (by collect call): 416-867-2272

4       Meeting Information

These securityholder materials are being sent to both registered and non-registered owners of Magna Common Shares.

HOW TO VOTE – REGISTERED SHAREHOLDERS	HOW TO VOTE – NON-REGISTERED SHAREHOLDERS

If you are a registered shareholder, you may vote either by proxy or in person at the Meeting.

 Submitting Votes by Proxy

There are three ways to submit your vote by proxy:

              phone              internet              mail

The form of proxy contains instructions for each of these methods.

If you are voting by phone or internet, you will need the pre-printed Control Number, Holder Account Number and Access Number on your form of proxy.

A proxy submitted by mail must be in writing, dated the date on which you signed it and be signed by you (or your authorized attorney). If such a proxy is being submitted on behalf of a corporate shareholder, the proxy must be signed by an authorized officer or attorney of that corporation. If a proxy submitted by mail is not dated, it will be deemed to bear the date on which it was sent to you.

If you are voting your shares by proxy, you must ensure that your completed and signed proxy form or your phone or internet vote is received by Computershare not later than 5:00 p.m. (Toronto time) on May 8, 2018. If the Meeting is adjourned or postponed, you must ensure that your completed and signed proxy form or your phone or internet vote is received by Computershare not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting.

 Appointment of Proxyholder

 Unless you specify a different proxyholder or specify how you want your shares to be voted, the Magna officers whose names are pre-printed on the form of proxy will vote your shares:

•      FOR the election to the Magna Board of Directors of all of the nominees named in this Circular;

•      FOR the reappointment of Deloitte as Magna's independent auditors and the authorization of the Audit Committee to fix the independent auditors' remuneration; and

•      FOR the advisory resolution to accept the approach to executive compensation disclosed in this Circular.

 You have the right to appoint someone else (who need not be a shareholder) as your proxyholder; however, if you do, that person must vote your shares in person on your behalf at the Meeting. To appoint someone else as your proxyholder, insert the person's name in the blank space provided on the form of proxy or complete, sign, date and submit another proper form of proxy naming that person as your proxyholder.
If you are a non-registered shareholder, the intermediary holding on your behalf (and not Magna) has assumed responsibility for (i) delivering these materials to you and (ii) executing your proper voting instructions.

 Submitting Voting Instructions

There are three ways to submit your vote by Voting Instruction Form:

    phone              internet              mail

The Voting Instruction Form contains instructions for each of these methods.

If you are a non-registered shareholder and have received a Voting Instruction Form from Broadridge, you must complete and submit your vote by phone, internet or mail, in accordance with the instructions on the form. We have been advised by Broadridge that, on receipt of a properly completed and submitted form, a form of proxy will be submitted on your behalf.

You must ensure that your completed, signed and dated Voting Instruction Form or your phone or internet vote is received by no later than any deadline specified by Broadridge, which we expect will be 5:00 p.m. (Toronto time) on May 7, 2018. If the Meeting is adjourned or postponed, you must ensure that your completed, signed and dated Voting Instruction Form or your phone or internet vote is received by Broadridge Canada or Broadridge US, as applicable, not later than 72 hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting. If a Voting Instruction Form submitted by mail or fax is not dated, it will be deemed to bear the date on which it was sent to you.

Additionally, Magna may use Broadridge's QuickVote™ service to assist beneficial shareholders with voting their shares. Beneficial shareholders may be contacted by Kingsdale to obtain voting instructions directly over the telephone. Broadridge then tabulates the results of all the instructions received and then provides the appropriate instructions respecting the shares to be represented at the Meeting.

In some cases, you may have received a form of proxy instead of a Voting Instruction Form, even though you are a non-registered shareholder. Such a form of proxy will likely be stamped by the securities dealer, broker, bank, trust company or other nominee or intermediary holding your shares and be restricted as to the number of shares to which it relates. In this case, you must complete the form of proxy and submit it to Computershare as described to the left under "How to Vote – Registered Shareholders – Submitting Votes By Proxy".

Meeting Information        5

HOW TO VOTE – REGISTERED SHAREHOLDERS (cont'd)	HOW TO VOTE – NON-REGISTERED SHAREHOLDERS (cont'd)

Appointment of Proxyholder (cont'd)

If you choose to vote by proxy, you are giving the person (referred to as a "proxyholder") or people named on your form of proxy the authority to vote your shares on your behalf at the Meeting (including any adjournment or postponement of the Meeting).

You may indicate on the form of proxy how you want your proxyholder to vote your shares, or you can let your proxyholder decide for you. If you do not specify on the form of proxy how you want your shares to be voted, your proxyholder will have the discretion to vote your shares as they see fit.

The form of proxy accompanying this Circular gives the proxyholder discretion with respect to any amendments or changes to matters described in the Notice of Annual Meeting and with respect to any other matters which may properly come before the Meeting (including any adjournment or postponement of the Meeting). As of the date of this Circular, we are not aware of any amendments, changes or other matters to be addressed at the Meeting.

 Voting in Person

If you attend in person, you do not need to complete or return your form of proxy. When you arrive at the Meeting, a Computershare representative will register your attendance before you enter the Meeting.

If you vote in person at the Meeting and had previously completed and returned your form of proxy, your proxy will be automatically revoked and any votes you cast on a poll at the Meeting will count.

 Revoking a Vote Made by Proxy

You have the right to revoke a proxy by ANY of the following methods:

•      Vote again by phone or internet not later than 5:00 p.m. (Toronto time) on May 8, 2018 (or not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed Meeting);

•      Deliver by mail another completed and signed form of proxy, dated later than the first form of proxy, such that it is received by Computershare not later than 5:00 p.m. (Toronto time) on May 8, 2018 (or not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed Meeting);

•      Deliver to us at the following address a signed written notice revoking the proxy, provided it is received not later than 5:00 p.m. (Toronto time) on May 9, 2018 (or not later than 5:00 p.m. on the last business day prior to the date of the adjourned or postponed Meeting):

                Magna International Inc.
                337 Magna Drive
                Aurora, Ontario, Canada L4G 7K1
                Attention: Corporate Secretary

• Deliver a signed written notice revoking the proxy to the scrutineers of the Meeting, to the attention of the Chair of the Meeting, at or prior to the commencement of the Meeting (including in the case of any adjournment or postponement of the Meeting).
Voting in Person

If you have received a Voting Instruction Form from your Canadian intermediary and wish to attend the Meeting in person or have someone else attend on your behalf, you must complete, sign and return the Voting Instruction Form or complete the equivalent electronic form online, in each case in accordance with the instructions on the form.

If you have received a Voting Instruction Form from your US intermediary and wish to attend the Meeting in person or have someone else attend on your behalf, you must complete, sign and return the Voting Instruction Form in accordance with the instructions on the form. Your intermediary will send you a legal proxy giving you or your designate the right to attend the meeting.

If you have received a form of proxy and wish to attend the Meeting in person or have someone else attend on your behalf, you must insert your name, or the name of the person you wish to attend on your behalf, in the blank space provided on the form of proxy. If you are voting your shares by proxy, you must ensure that your completed and signed proxy form or your phone or internet vote is received by Computershare not later than 5:00 p.m. (Toronto time) on May 8, 2018.

If the Meeting is adjourned or postponed, you must ensure that:

•      your completed and signed Voting Instruction Form (or equivalent electronic form online) is received by Broadridge Canada or Broadridge US, as applicable, not later than 72 hours (excluding Saturdays, Sundays and holidays) prior to the time of the adjourned or postponed Meeting; or

•      your completed and signed proxy form or your phone or internet vote is received by Computershare not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to any adjournment or postponement of the Meeting.

When you arrive at the Meeting, a Computershare representative will register your attendance before you enter the Meeting.

 Revoking a Voting Instruction Form or Proxy

If you wish to revoke a Voting Instruction Form or form of proxy for any matter on which a vote has not already been cast, you must contact your securities dealer, broker, bank, trust company or other nominee or intermediary (for a form of proxy sent to you by such intermediary) and comply with any applicable requirements relating to the revocation of votes made by Voting Instruction Form or proxy.

6       Meeting Information

Business of the Meeting

Purpose of the Meeting	The Meeting is being held to address the four items described below, along with any other business that properly comes before the meeting. As of the date of this Circular, we are not aware of any other business to be transacted at the Meeting.
1. Financial Statements
Magna's consolidated financial statements for the fiscal year ended December 31, 2017, together with the independent auditors' report on those statements, will be presented at the Meeting. No shareholder vote is required in connection with the financial statements or independent auditors' report. Both of these items are in our 2017 Annual Report, which is available on our website at www.magna.com.
2. Election of Directors	The following individuals have been nominated for election at the Meeting:

• Scott B. Bonham	• William A. Ruh
• Peter G. Bowie	• Dr. Indira V. Samarasekera
• Mary S. Chan	• Donald J. Walker
• Dr. Kurt J. Lauk	• Lawrence D. Worrall
• Robert F. MacLellan	• William L. Young
• Cynthia A. Niekamp

Board's Role

Directors are elected by shareholders to act as stewards of the company. The Board is Magna's highest decision-making body, except to the extent certain rights have been reserved for shareholders under applicable law or Magna's articles of incorporation or by-laws. Among other things, the Board is responsible for appointing our Chief Executive Officer, overseeing Management, shaping and overseeing implementation of our long-term strategy, satisfying itself that material risks are being managed appropriately, reviewing and approving financial statements, establishing our systems of corporate governance and executive compensation, as well as overseeing our corporate culture. In fulfilling their duties, directors are required under applicable law to act in the best interests of the company.

Meeting Information        7

Board Size and Term

The CGCNC, which consists solely of Independent Directors, is responsible for making recommendations to the Board regarding optimal Board size and candidates for service on the Board. Our articles of incorporation permit a Board size of between five and fifteen directors, with the exact number to be determined by the Board. For 2018, eleven nominees have been put forward for election by shareholders. Each director is elected for a one-year term expiring at our next annual meeting of shareholders.
Minimum Qualifications for Service as a Director of Magna
In addition to the minimum qualifications specified in the OBCA, our Board Charter requires that each director possess the following attributes:
• personal and professional integrity;
• significant achievement in his or her field;
• experience and expertise relevant to our business;
• a reputation for sound and mature business judgment;
• the commitment and ability to devote the necessary time and effort in order to conduct his or her duties effectively; and
• general ability to read and understand financial statements.

Beyond the above minimum qualifications for service, we expect all of our directors to attend all Board and Committee meetings. However, we recognize that scheduling conflicts are unavoidable from time to time, particularly in the case of meetings which are called on short notice. Accordingly, directors are subject to a minimum attendance requirement of 75% for all regularly scheduled Board and Committee meetings, except where an absence is due to a medical or other valid reason.

In order to be able to devote the necessary time and effort to the activities of the Board and its committees, we do not allow directors to sit on a total of more than four public company boards without the prior approval of the CGCNC. A director who serves as a chief executive officer (or equivalent position) of a public company, may only serve on the board of one public company other than the company of which he or she is a chief executive officer. Our chief executive officer is allowed to serve on the board of one other public company, but does not currently serve on any other boards.
Interlocks

Our Board Charter limits the number of boards on which our directors can serve together. Two of our directors (Indira V. Samarasekera and Scott B. Bonham) serve together on the board of The Bank of Nova Scotia, but none of our directors serve on any other board together with a member of Magna's Management.

8       Meeting Information

2018 Nomination Process

Nominees for election at the Meeting include nine directors who were elected at our 2017 annual meeting of shareholders (Scott B. Bonham; Peter G. Bowie; Dr. Kurt J. Lauk; Cynthia A. Niekamp; William A. Ruh; Dr. Indira V. Samarasekera; Donald J. Walker; Lawrence D. Worrall; and William L. Young), one director who was appointed to the Board in August 2017 (Mary S. Chan) and one candidate (Robert F. MacLellan) who has been nominated for the first time.

One current director who has served on the Board since 2007, Lady Barbara Judge, is retiring from the Board at the end of her current term, and thus is not standing for re-election at the Meeting. Lady Judge's distinguished service on behalf of shareholders includes service as the Chair of the EROC from its inception, as well as service as a member of the CGCNC. Among other things, Lady Judge has been a consistent advocate for strong corporate governance, including enhanced gender diversity on the Board and within Management.
In recommending to the Board the nominees who currently serve as directors on our Board, the CGCNC considered a number of factors, including:
• the nominees' respective skills, expertise and experience, as well as the extent to which the nominees meet the minimum qualifications described above;
• results of the Board's annual self-assessment process, which incorporates both a self-evaluation and a peer review process;
• individual voting results from the 2017 annual meeting; and
• feedback from the Board's independent advisors and others.

Mr. MacLellan was put forward as a nominee after completion by the CGCNC of a candidate search which was assisted by the CGCNC's independent advisor. Following review of an updated Board skills matrix, consideration of Magna's strategic priorities, analysis of potential skills gaps in relation to those strategic priorities and review of planned director retirements over the next two to three years, the CGCNC sought candidates possessing accounting and financial expertise. The CGCNC believes that Mr. MacLellan's financial and accounting acumen, combined with his institutional investors' perspective and "blue-chip" board experience, make him a compelling candidate for service on Magna's Board.
The CGCNC and the Board are confident that each of the eleven nominees:
• exceeds the minimum requirements set out in our Board Charter and the OBCA;
• has skills, experience and expertise that provide the Board with the necessary insight to effectively carry out its mandate; and
• will, if elected, provide responsible oversight as a steward of the corporation, including prudent oversight of Management.
Refer to "Nominees for Election to the Board" for detailed information regarding the skills, expertise and other relevant information which you should consider in casting your vote for each nominee.
Unless otherwise instructed, the Magna officers whose names have been pre-printed on the form of proxy or Voting Instruction Form intend to vote FOR each such nominee.

Meeting Information        9

3. Reappointment of Deloitte as Magna's Independent Auditors

Deloitte, an Independent Registered Public Accounting Firm, was first appointed Magna's independent auditors on May 8, 2014 and has audited Magna's consolidated financial statements for the fiscal years ended December 31, 2014 and after. Deloitte reports directly to the Audit Committee, which oversees the independent auditors' work, evaluates the firm's performance and sets its compensation.
Services provided by independent auditors may fall into one of the following categories:
Audit Services:
services performed in order to comply with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), including integrated audit of the consolidated financial statements, quarterly reviews and statutory audits of foreign subsidiaries. In some cases, these may include an appropriate allocation of fees for tax services or accounting consultations, to the extent such services were necessary to comply with the standards of the PCAOB. This category includes the audit of our internal control over financial reporting for purposes of Section 404 of the Sarbanes-Oxley Act of 2002.
Audit-Related Services:
assurance and related services, including such things as due diligence relating to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. Audit-related services actually provided by Deloitte in respect of 2017 consisted of: assurance service and procedures related to attest engagements not required by statute or regulation, as well as other assurance services.
Tax Services:
tax compliance, planning and advisory services, excluding any such services required in order to comply with the standards of the PCAOB which are included under "Audit Services". The tax services actually provided by Deloitte in respect of 2017 consisted of: domestic and international tax advisory, compliance and research services, as well as transfer pricing advisory services.
Other Permitted Services:	all permitted services not falling under any of the previous categories.

10       Meeting Information

Deloitte's Independence

In order to protect the independent auditors' independence, the Audit Committee has a process for pre-approving all services provided by, and related fees to be paid to, Deloitte. This process includes quarterly review of the details and associated costs of the services expected to be provided by the firm. Audit Committee approval is required for any services that have not previously been pre-approved. In assessing the impact of any proposed services on auditor independence, the Audit Committee considers whether:

•     the services are consistent with applicable auditor independence rules;
•     the independent auditors are best positioned to provide the most effective and efficient service, for reasons such as familiarity with Magna's business, people, culture, accounting systems and risk profile; and
•     the services enhance Magna's ability to manage or control risks and improve audit quality.

None of the services provided by Deloitte in 2017 were treated as exempt from pre-approval pursuant to the de minimis provision of paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

Pursuant to this approval process, the Audit Committee approved and Magna was billed the following fees for services provided by Deloitte in respect of 2017 and 2016:

	2017		2016

TYPE OF SERVICES	FEES ($)	% OF TOTAL	FEES ($)	% OF TOTAL

Audit	13,067,000	96	12,586,000	92

Audit-related	40,000	<1	85,000	<1

Tax	516,000	4	769,000	6

Other Permitted	47,000	<1	283,000	2

Total	13,670,000	100	13,723,000	100

The Audit Committee has also established a process to pre-approve the future hiring (if any) of current and former partners and employees of Deloitte engaged on Magna's account.
Unless otherwise instructed, the persons designated in the form of proxy or Voting Instruction Form intend to vote FOR the resolution reappointing Deloitte.

Representatives of Deloitte are expected to attend the Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.

Meeting Information        11

4. Advisory Vote on Approach to Executive Compensation

At the Meeting, shareholders will again have the opportunity to cast an advisory, non-binding vote on Magna's approach to executive compensation – this is often referred to as "Say on Pay". We most recently held a Say on Pay vote at our May 11, 2017 annual meeting of shareholders, which was supported by a strong majority (92%) of the votes cast on the resolution. Although Say on Pay votes are non-binding, the CGCNC will consider the results when assessing future compensation decisions.
The text of the resolution reads as follows:

"Resolved, on an advisory basis and not to diminish the roles and responsibilities of the board of directors, that the shareholders accept the approach to executive compensation disclosed in the accompanying Management Information Circular/Proxy Statement."

Our approach to executive compensation is set out in detail in the Compensation and Performance Report and the Compensation Discussion & Analysis in this Circular. Included in these sections is a detailed discussion and benchmarking results demonstrating the relationship between executive compensation and corporate performance over a three-year period. We encourage you to carefully read these sections of this Circular.
Unless otherwise instructed, the Magna officers whose names have been pre-printed on the form of proxy or Voting Instruction Form intend to vote FOR such resolution.

12       Meeting Information

Nominees for Election to the Board

Board Skills and Expertise

The CGCNC seeks to recruit candidates who reflect a diversity of skills, experience, perspectives and backgrounds which are relevant to Magna's business. While the specific mix may vary from time to time and alternative categories may be considered in addition to or instead of those below, the following skills matrix lists the types of experience generally sought by the CGCNC and includes each nominee's self-assessed ranking of his or her experience level for each item.

Accounting/Audit: technical expertise with financial statements and financial reporting matters; understanding of critical accounting policies, technical issues relevant to the internal and external audit, as well as internal controls.	➁	➀	➂	➀	➀	➁	➁	➂	➂	➀	➂

Automotive: practical experience with automobile manufacturers or suppliers; solid understanding of industry dynamics on a global or regional basis; knowledge of World Class Manufacturing; or experience in comparable capital-intensive manufacturing industries.	➀	➂	➀	➀	➂	➀	➂	➂	➀	➀	➁

Finance/Financial Advisory: senior financial management roles and/or financial advisory roles; expertise related to capital allocation, capital structure or capital markets.	➀	➀	➂	➁	➀	➀	➁	➂	➀	➀	➁

Governance/Board: sophisticated understanding of corporate governance practices and norms; prior board experience; expertise with stakeholder management or engagement.	➁	➀	➁	➁	➀	➁	➁	➀	➀	➁	➀

High-Growth Markets: a track record of operational success or other experience in markets other than North America and Western Europe, such as China.	➀	➀	➀	➀	➂	➀	➁	➁	➀	➂	➂

Large Cap Company: board, management and/or other applicable experience with companies that have a market capitalization in excess of $10 billion.	➀	➀	➀	➀	➀	➀	➀	➀	➀	➁	➀

Legal/Regulatory/Public Policy: experience with legal and regulatory compliance oversight; experience in relevant areas of government or public policy.	➂	➁	➂	➁	➁	➂	➀	➀	➁	➁	➁

Mergers & Acquisitions ("M&A"): management or board-level experience with complex M&A in different industries and/or different geographic regions.	➁	➀	➁	➀	➀	➁	➁	➁	➀	➂	➀

R&D/Innovation/Technology: domain expertise and skill in technology/innovation; practical experience with technological transformation and disruption.	➀	➂	➀	➀	➂	➁	➀	➀	➀	➂	➂

Risk Oversight: practical expertise in risk governance, including enterprise risk management frameworks; knowledge/understanding of risk monitoring and mitigation.	➁	➀	➁	➁	➀	➁	➀	➁	➀	➁	➁

Senior/Executive Leadership: demonstrated track record of leadership, mature judgment, operating success and value creation in complex organizations and/or in progressively challenging roles.	➀	➀	➀	➀	➀	➀	➀	➀	➀	➁	➀

Strategy Development: board, senior management and/or other experience in strategy development, analysis or oversight.	➀	➀	➀	➀	➀	➀	➀	➀	➀	➁	➀

Talent Management/Compensation: hands-on experience developing, managing, compensating and motivating employees.	➂	➀	➀	➂	➀	➀	➀	➁	➀	➁	➁

Ranking Legend

➀
Significant expertise/experience

➁
Strong familiarity

➂
General understanding

Meeting Information        13

Nominee Independence

Nine out of eleven, or 82%, of the nominees for election at the Meeting are independent. A summary of the independence determination for each nominee is set forth below:

NOMINEE NAME	INDEPENDENT	NON- INDEPENDENT	BASIS FOR DETERMINATION

Scott B. Bonham(1)		✓	Consultant to Magna

Peter G. Bowie	✓		No material relationship

Mary S. Chan	✓		No material relationship

Dr. Kurt J. Lauk	✓		No material relationship

Robert F. MacLellan	✓		No material relationship

Cynthia A. Niekamp	✓		No material relationship

William A. Ruh	✓		No material relationship

Dr. Indira V. Samarasekera	✓		No material relationship

Donald J. Walker		✓	Management

Lawrence D. Worrall	✓		No material relationship

William L. Young	✓		No material relationship

Note:

1.
In light of the increasing time being dedicated by him to enhancement of Magna's approach to innovation, Mr. Bonham resigned as a member of the Audit Committee and EROC effective December 31, 2017, prior to entering into a consulting agreement with a subsidiary of the company effective as of January 1, 2018. Mr. Bonham has been determined to be a non-independent, non-executive director as a result of his consulting relationship, the terms of which are described under "Interests of Management and Other Insiders in Certain Transactions" elsewhere in this Circular.

Nominees' Meeting Attendance

Directors are expected to attend all Board meetings, as well as all meetings of standing Committees on which they serve, and are welcome to attend any other Committee meetings. However, we recognize that scheduling conflicts are unavoidable from time to time, particularly where meetings are called on short notice. Our Board Charter requires Directors to attend a minimum of 75% of regularly scheduled Board and applicable standing Committee meetings, except where an absence is due to medical or other valid reason. The nominees currently serving on the Board achieved 100% attendance at all Board and applicable Committee meetings (in aggregate), as set forth below.

	BOARD		AUDIT(1)		CGCNC(1)		EROC(1)		TOTAL

NOMINEE	#	%	#	%	#	%	#	%	#	%

Scott B. Bonham	8/8	100	6/6	100	–	–	5/5	100	18/18	100

Peter G. Bowie	8/8	100	6/6	100	–	–	–	–	14/14	100

Mary S. Chan(2)	2/2	100	–	–	–	–	1/1	100	3/3	100

Dr. Kurt J. Lauk	8/8	100	6/6	100	–	–	–	–	14/14	100

Cynthia A. Niekamp	8/8	100	–	–	–	–	5/5	100	13/13	100

William A. Ruh(3)	3/3	100	2/2	100	–	–	–	–	5/5	100

Dr. Indira V. Samarasekera	8/8	100	–	–	8/8	100	–	–	16/16	100

Donald J. Walker	8/8	100	–	–	–	–	–	–	8/8	100

Lawrence D. Worrall	8/8	100	6/6	100	–	–	5/5	100	19/19	100

William L. Young	8/8	100	–	–	8/8	100	–	–	16/16	100

Notes:

1.
Attendance figures for Audit, CGCNC and EROC include only those directors who served as members of such committees during 2017.

2.
Ms. Chan was appointed to the Board on August 10, 2017.

3.
Mr. Ruh was elected to the Board on May 11, 2017.

14       Meeting Information

2017 Annual Meeting Vote Results

Each of the nominees standing for re-election received a substantial majority of votes "for" his or her election at our 2017 annual meeting of shareholders, as set forth in the table below.

	2017

	VOTES FOR (%)	VOTES WITHHELD (%)

Scott B. Bonham	99.8	0.2

Peter G. Bowie	99.7	0.3

Dr. Kurt J. Lauk	99.8	0.2

Cynthia A. Niekamp	99.8	0.2

William A. Ruh	99.9	0.1

Dr. Indira V. Samarasekera	98.8	1.2

Donald J. Walker	99.9	0.1

Lawrence D. Worrall	98.7	1.3

William L. Young	98.7	1.3

Nominees' Magna Equity Ownership

We believe it is important that each Independent Director be economically aligned with shareholders. We try to achieve such alignment in two principal ways:

  •
  Deferred Share Units ("DSUs"): Until the equity maintenance requirement discussed below has been achieved, a minimum of 60% of the Independent Director annual retainer is paid in the form of DSUs. Thereafter, a minimum of 40% of the annual retainer is paid in the form of DSUs. DSUs are notional units, the value of which is tied to the market value of our Common Shares. The value represented by an Independent Director's DSUs can only be realized following his or her retirement from the Board and remains "at risk" until that time.

  •
  Equity Maintenance Requirement: Each Independent Director other than the Board Chair is required to hold a minimum of $750,000 of Magna Common Shares and/or DSUs within five years of joining the Board. The Board Chair is required to hold a minimum of $1,500,000 of Magna Common Shares and/or DSUs within three years of becoming Chair.

Each of Magna's nominees is in compliance with the minimum equity maintenance requirement and many exceed it. New directors are entitled to a five year period in which to accumulate the minimum required value of Common Shares and/or DSUs.

The eleven nominees held Magna Common Shares and/or DSUs with the following total value, as of the Record Date:

	COMMON SHARES	DSUS		TOTAL EQUITY "AT RISK"(1) ($)	EQUITY MAINTENANCE REQUIREMENT

Scott B. Bonham	–	51,182		2,723,000	Exceeds

Peter G. Bowie	7,000	38,543		2,423,000	Exceeds

Mary S. Chan	–	3,295		175,000	Complies

Dr. Kurt J. Lauk	110	28,407		1,517,000	Exceeds

Robert F. MacLellan	–	–		–	New Nominee

Cynthia A. Niekamp	6,600	7,799		766,000	Exceeds

William A. Ruh	–	3,906		208,000	Complies

Dr. Indira V. Samarasekera	–	22,094		1,176,000	Exceeds

Donald J. Walker	1,821,927	180,517	(2)	106,550,000	Exceeds

Lawrence D. Worrall	–	53,146		2,828,000	Exceeds

William L. Young	1,860	86,584		4,706,000	Exceeds

Notes:

1.
In calculating the value of total equity at risk, we have used the closing price of Magna Common Shares on the NYSE on the Record Date.

2.
Represents Mr. Walker's RSUs granted to Mr. Walker prior to 2017, which have not yet been redeemed.

Meeting Information        15

Biographies of 2018 Nominees

Non-Independent,
Non-Executive
Scott B. Bonham California, U.S.A. Age: 56 Director Since: May 10, 2012

Mr. Bonham brings to the Board a technology/innovation-centred perspective which reflects his deep understanding of the long-term value creation potential possessed by some of the world's most innovative companies.

Mr. Bonham is a corporate director and the Co-Founder of Intentional Capital, a privately-held real estate investment management company that manages properties serving Canadian entrepreneurs and start-up companies. He also co-founded GGV Capital, an expansion-stage venture capital firm, where he served as a Partner (2000-2011), and as a Venture Partner (2011-2015). Mr. Bonham previously served in various roles with the Capital Group Companies (1996-2000), Silicon Graphics (1992-1996), Booz, Allen & Hamilton (1989-1992) and General Motors of Canada. He is currently a board member of innovation-related not-for-profits including the Vector Institute and the Canadian Institute for Advanced Research. Mr. Bonham has a B.Sc in electrical engineering (Queen's) and an MBA (Harvard).

Together with Dr. Indira Samarasekera, Mr. Bonham serves as a director of the Bank of Nova Scotia, which provides routine banking services to Magna. Magna's fees to the Bank of Nova Scotia in 2017 represented less than 0.01% of the bank's 2017 revenues and are not material to Magna or the bank. Effective January 1, 2018, Mr. Bonham became a consultant to the company. Refer to "Interests of Management and Other Insiders in Certain Transactions" for terms of his consulting arrangement.

Other Current Public Company Boards: Bank of Nova Scotia (Audit; Corporate Governance); Loblaw Companies Limited (Audit)

Independent

Peter G. Bowie Ontario, Canada Age: 71 Director Since: May 10, 2012

Mr. Bowie brings to the Board financial expertise, a dedication to Audit Committee excellence, a strong understanding of strategy and risk, as well as detailed insight of political and economic dynamics within China.

Mr. Bowie is a corporate director who most recently served as the Chief Executive of Deloitte China from 2003 to 2008, as well as senior partner and a member of the board and the management committee of Deloitte China until his retirement from the firm in 2010. Mr. Bowie was previously Chairman of Deloitte Canada (1998-2000), a member of the firm's management committee and a member of the board and governance committees of Deloitte International. He is a past member of the board of the Asian Corporate Governance Association and has served on a variety of boards in the private and non-governmental organization sectors. Mr. Bowie has a B.Comm (St. Mary's), as well as an MBA (Ottawa) and has received an honorary doctorate (Ottawa). Mr. Bowie completed the Advanced Management Program (Harvard) and is a Fellow of the Institute of Chartered Accountants of Ontario, as well as the Australian Institute of Corporate Directors. He previously served on the board of COSCO Holding Company Ltd.

Other Current Public Company Boards: Stelco Holdings Inc. (Audit (Chair))

16       Meeting Information

Independent
Mary S. Chan New Jersey, U.S.A. Age: 55 Director Since: August 11, 2017

Ms. Chan brings to the Board extensive experience in connected cars, autonomous and semi-autonomous vehicles, as well as demonstrated executive leadership success in the mobility communications infrastructure, products and services industry.

Ms. Chan has been a managing partner of VectoIQ LLP (since 2015), an advisory firm that partners with organizations participating in the transition towards mobility as a service and an autonomous vehicle society. Prior to joining VectoIQ, she served as President, Global Connected Consumer & OnStar Service of General Motors Company (2012-2015), where she was responsible for building the next generation of connected vehicle product and services. At GM, Ms. Chan led the industry-first launch of 4G LTE connectivity across GM's global brands in the U.S., China, Europe and Mexico. Ms. Chan was also previously Senior VP & General Manager, Enterprise Mobility Solutions & Services, Dell Inc. (2009-2012), and had progressive executive roles, at Alcatel-Lucent Inc. (1996-2009). Ms. Chan holds B.Sc. and M.Sc. degrees in Electrical Engineering (Columbia).

Other Current Public Company Boards: Dialog Semiconductor PLC (Nominating; Compensation); SBA Communications Corporation (Audit; Compensation/Governance); Microelectronics Technology Inc. (Audit)

Independent
Dr. Kurt J. Lauk Baden-Württemberg, Germany Age: 71 Director Since: May 4, 2011

Dr. Lauk brings to the Board valuable insights regarding the European automotive industry and the global activities of European OEMs and suppliers, together with a focus on long-term strategy and a strong understanding of technology/innovation both within and outside the automotive industry.

Dr. Lauk is the co-founder and President of Globe CP GmbH, a private investment firm established in 2000. His varied experience includes service as a Member of European Parliament (2004-2009), including as a Member of Economic and Monetary Affairs Committee and Deputy Member of the Foreign and Security Affairs Committee. Dr. Lauk possesses extensive European automotive industry experience, primarily through his positions as Member of the Board of Management and Head of World Wide Commercial Vehicles Division of Daimler Chrysler (1996-1999), as well as Deputy Chief Executive Officer and Chief Financial Officer (with responsibility for finance, controlling and marketing) of Audi AG (1989-1992). He currently serves as a Trustee of the International Institute for Strategic Studies in London and is an honorary professor with a chair for international studies at the prestigious European Business School in Reichartshausen, Germany. Dr. Lauk possesses both a PhD in international politics (Kiel), as well as an MBA (Stanford).

Other Current Public Company Boards*: None

*
Dr. Lauk was a director of Papierfabrik Scheuffelen GmbH, a private company, when it filed for bankruptcy protection under German law on July 17, 2008.

Meeting Information        17

Independent
Robert F. MacLellan Ontario, Canada Age: 63

Mr. MacLellan brings to the Board significant financial and accounting acumen, a track record of executive leadership success, blue-chip board experience and the perspective of the institutional investment community. Assuming his election to the Board at the Meeting, Mr. MacLellan will be appointed to the Audit Committee, where he would qualify as an audit committee financial expert.

Mr. MacLellan serves as the non-executive Chairman of Northleaf Capital Partners, an independent global equity and infrastructure fund manager and advisor (since 2009), prior to which he was the Chief Investment Officer of TD Bank Financial Group (TDBFG) (2003-2008) where he was responsible for overseeing the management of investments for its Employee Pension Fund, The Toronto-Dominion Bank, TD Mutual Funds and TD Capital Group. He served in various other capacities with TDBFG (1995-2003). Prior boards include WIND Mobile Group, ACE Aviation Holdings Inc., Birch Hill Equity Partners and Maple Leaf Sports and Entertainment Ltd. Mr. MacLellan is currently Chairman of the Board of Right to Play International, an organization that uses sport and play to empower and educate youth. He is a Chartered Accountant and has a B.Comm. (Carleton) and an MBA (Harvard).

Mr. MacLellan serves as an independent director of T. Rowe Price Group, Inc., which is Magna's largest shareholder, with almost 7% of our outstanding shares as of the Record Date.

Other Public Company Boards: Yellow Pages Limited (Board Chair); T. Rowe Price Group, Inc. (Compensation (Chair); Audit)

Independent
Cynthia A. Niekamp Michigan, U.S.A. Age: 58 Director Since: May 8, 2014

Ms. Niekamp brings to the Board extensive senior management and board experience within the global automotive parts industry, including through executive-level general management, P&L, operational, strategy and finance roles.

Ms. Niekamp is a corporate director who most recently served as the Senior Vice-President, Automotive Coatings, of PPG Industries, Inc. She possesses over 30 years of automotive and other industrial manufacturing experience through her prior roles at PPG (2009 to 2016); BorgWarner, where she served as President & General Manager, BorgWarner Torq Transfer Systems (2004 to 2008); MeadWestvaco Corporation (1995 to 2004), TRW (1990 to 1995); and General Motors (1983 to 1990). Ms. Niekamp, a National Association of Corporate Directors fellow, serves on the advisory board of Purdue University School of Industrial Engineering and previously served on the boards of Rockwood Holdings, Delphi Corp. and Cooper Tire and Rubber, as well as Berkshire Applied Technology Council. Ms. Niekamp has a B.Sc. in industrial engineering (Purdue), as well as an MBA (Harvard).

Other Current Public Company Boards: Ball Corporation (Human Resources; Finance)

18       Meeting Information

Independent
William A. Ruh California, U.S.A. Age: 56 Director Since: May 11, 2017

Mr. Ruh brings to the Board a track record of success in managing the digital transformation of a large industrial company. He also possesses a wealth of expertise in advanced software and industrial internet solutions, including cloud-based platforms, analytics, and information technology/cybersecurity, developed over the course of a thirty year career in the software industry.

Mr. Ruh is the chief executive officer for GE Digital as well as the senior vice president and Chief Digital Officer (CDO) for GE. Prior to joining GE, Mr. Ruh was vice president at Cisco Systems, Inc. (2004-2011) where he held global responsibility for developing advanced services and solutions. Mr Ruh has also held executive management positions at Software AG, Inc. (2001-2004) and The Advisory Board Company (2000-2001), among others. In addition to his executive management roles, Mr. Ruh played an instrumental role in establishing the Industrial Internet Consortium by bringing together government, academia and industry leaders to establish standards, best practices and processes for the industrial internet.

Mr. Ruh is an author and a frequent speaker on such topics as emerging business models, cloud computing, analytics, mobile computing, agile development, large scale distributed systems, and machine to machine communications. He has a B.Sc. and M.Sc. in computer science from (California State).

Other Current Public Company Boards: None

Independent
Dr. Indira V. Samarasekera British Columbia, Canada Age: 65 Director Since: May 8, 2014

Dr. Samarasekera brings to the Board a proven record of technical expertise, demonstrated leadership, tangible success in building international relationships and a long-standing commitment to R&D/innovation.

Dr. Samarasekera is a corporate director and Senior Advisor at Bennett Jones, LLP, who most recently served as the President and Vice-Chancellor of the University of Alberta (2005 to 2015). Dr. Samarasekera is internationally recognized as a leading metallurgical engineer, including for her work on steel process engineering for which she was appointed an Officer of the Order of Canada. Among other things, Dr. Samarasekera was previously a member of Canada's Science, Technology and Innovation Council as well as Canada's Global Commerce Strategy. She possesses an M.Sc in mechanical engineering (California), as well as a PhD in metallurgical engineering (British Columbia) and is a professional engineer (P.Eng. – British Columbia) who has been elected as a Foreign Associate of the National Academy of Engineering in the U.S.

Together with Mr. Scott Bonham, Dr. Samarasekera serves as a director at the Bank of Nova Scotia, which provides routine banking services to Magna. Magna's fees to the Bank of Nova Scotia in 2017 represented less than 0.01% of the bank's 2017 revenues and are not material to Magna or the bank.

Other Current Public Company Boards: Bank of Nova Scotia (Human Resources; Corporate Governance); TransCanada Corporation (Audit; Governance)

Meeting Information        19

Management
Donald J. Walker Ontario, Canada Age: 61 Director Since: November 7, 2005

Mr. Walker, Magna's Chief Executive Officer, is Management's sole representative on the Board. He brings extensive knowledge and understanding of the automotive industry, as well as the company's culture, operations, key personnel, customers, suppliers and the complex drivers of its success. He has demonstrated a commitment to transparent and effective leadership, responsiveness to the Board and integrity in all aspects of the company's business, while pushing the organization to reach its full potential through World Class Manufacturing, innovation and leadership development. Mr. Walker continues to actively shape Magna's strategic vision and mission in conjunction with the Board, with an unwavering focus on excellence in execution/implementation and legal/regulatory compliance, as well as prudence in stewardship over the company's assets, employees, reputation and value. Mr. Walker was Canada's 2014 Outstanding CEO of the Year™. He was also named to Fortune Magazine's Businessperson of the Year list in 2015; Financial Post Magazine's 2016 Power List of 25 Most Influential Individuals; Canadian Business Magazine's 2016 ranking of Canada's Most Powerful Business People; and Motor Trend Magazine's 2017 Power List.

Mr. Walker previously served as Magna's Co-Chief Executive Officer (2005-2010) and President and Chief Executive Officer (1994-2001). He was formerly the President, Chief Executive Officer and Chairman of Intier Automotive Inc. (2001-2005), spent seven years at General Motors in various engineering and manufacturing positions. He is currently the Chair (since October 2011, previously Co-Chair since 2002), of the Canadian Automotive Partnership Council (CAPC) with the Canadian federal and provincial governments, which serves to identify both short- and long-term priorities to help ensure the future health of the automotive industry in Canada. Mr. Walker is also the past Chairman of the Automotive Parts Manufacturers Association (APMA). Mr. Walker is a professional engineer (P.Eng. – Ontario) with a B.Sc in mechanical engineering (Waterloo).

Other Current Public Company Boards: None

Independent
Lawrence D. Worrall Ontario, Canada Age: 74 Director Since: November 7, 2005

Mr. Worrall brings to the Board extensive automotive industry experience, together with a dedication to Audit Committee excellence and a commitment to the integrity of Magna's financial statements. As Chairman of Magna's Audit Committee, Mr. Worrall has worked extensively with representatives of Deloitte and Management to help maximize the efficiency and effectiveness of the company's internal and external audits. In furtherance of this goal, Mr. Worrall is the Audit Committee's representative in the Canadian Public Accountability Board's audit quality indicators pilot project aimed at identifying quantitative measures to evaluate audit quality.

Mr. Worrall is a corporate director and certified management accountant who formerly served as the Vice-President, Purchasing, Strategic Planning and Operations, as well as a Director of General Motors of Canada Limited (1995-2000). In his capacity as an officer of GM Canada, Mr. Worrall had responsibility for a number of significant matters, including: purchasing, logistics, GM Canada's manufacturing facilities, forward product planning and the execution of the manufacturing plan for all plants.

Other Current Public Company Boards: None

20       Meeting Information

Independent
William L. Young Massachusetts, U.S.A. Age: 63 Director Since: May 4, 2011

Mr. Young, the Chairman of the Board (since 2012), brings to the Board an inclusive, consensus-building leadership style, anchored by strong business acumen developed across a broad range of businesses and industries. He has been highly effective in cultivating a constructive but independent relationship with Management, as well as open, candid dialogue with shareholders and shareholder representative organizations. In his capacity as Chairman of the CGCNC, Mr. Young has been instrumental in the evolution of Magna's unique compensation structure in a manner which reasonably preserves its core elements while responsively addressing constructive feedback received from shareholders and others.

Mr. Young is a corporate director with extensive experience in private equity. He co-founded and was a partner of Monitor Clipper Partners, a private equity firm established in 1998. He is also a founding partner of Westbourne Management Group (since 1988). Mr. Young possesses significant operational experience, as well as extensive mergers and acquisitions experience. He currently serves on the boards of the Canadian Institute for Advanced Research, as well as the Canadian Partnership Against Cancer. Mr. Young is Chair Emeritus of the Board of Trustees of Queen's University (Kingston, Ontario) (which he chaired from 2006 to 2012) and has significant private company board and board leadership experience over the last 20 years, including a number of European and U.S.-based companies. Mr. Young is a professional engineer (P.Eng. – Ontario) with a B.Sc in chemical engineering (Queen's) and an MBA (Harvard).

Other Current Public Company Boards*: None

*
Mr. Young was a director of American Fiber & Yarns and Recycled Paper Greetings, both of which were private companies, when they filed voluntary petitions for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code on September 23, 2008 and January 2, 2009, respectively.
*
Mr. Young was a director of Pharmetics (2011) Inc., a private company, until he resigned in connection with the sale of Pharmetics in September 2017. Approximately five months after the sale, in February 2018, Pharmetics filed a Notice of Intention to Make a Proposal under the Bankruptcy and Involvency Act (Canada).

Meeting Information        21

Director Compensation

Objectives of Director Compensation

We have structured the compensation for our Independent Directors with the aim of attracting and retaining skilled independent directors and aligning their interests with the interests of our long-term shareholders. To accomplish these objectives, we believe that such compensation must be competitive with that paid by our S&P/TSX60 peer companies, as well as the global automotive and industrial peers in our executive compensation peer group. Additionally, we believe that a significant portion of such compensation must be deferred until retirement, thus tying the redemption value to the market value of our Common Shares and placing it "at risk" to align the interests of Independent Directors with those of shareholders. Management directors do not receive any compensation for serving as directors.

Compensation Structure

We compensate Independent Directors through a combination of:

  •
  Annual Retainer: Independent Directors are paid an annual retainer of $150,000, of which $90,000 (60%) is automatically deferred until retirement in the form of DSUs and $60,000 (40%) is paid in cash. In addition to the portion automatically deferred in the form of DSUs, Independent Directors may defer up to 100% of their cash compensation in the form of DSUs. Once an Independent Director has achieved the minimum equity maintenance requirement ($750,000 over five years), a minimum of $60,000 (40%) is automatically deferred in the form of DSUs, subject to the director's election to defer a greater amount.

  •
  Board Chair Retainer: The Chair is paid a flat annual retainer of $500,000 for all work performed in any capacity other than as a special committee chair. Of such amount, $300,000 (60%) is automatically deferred in the form of DSUs and $200,000 (40%) is paid in cash, subject to the Chair's election to defer up to 100% of his cash compensation in the form of DSUs. Once the Board Chair has achieved the minimum equity maintenance requirement ($1,500,000 over three years), a minimum of $200,000 (40%) is automatically deferred in the form of DSUs, subject to the Board Chair's election to defer a greater amount.

  •
  Committee Chair and Committee Member Retainers: In recognition of the additional workload of our Committee Chairs and Committee members, additional retainers are paid to each Independent Director acting in any such capacity. These retainers are set at $25,000 for each standing Board Committee. In the case of special committees which may be formed from time to time, the retainer is set at $25,000, unless otherwise determined by the Board. Committee Chair retainers are payable in cash, subject to an Independent Director's election to defer up to 100% of his or her cash compensation in the form of DSUs.

  •
  Meeting and Work Fees: Meeting and work fees are intended to compensate Independent Directors based on their respective contributions of time and effort to Magna matters. The amounts of these fees are listed in the fee schedule below and are payable in cash, subject to an Independent Director's election to defer up to 100% of his or her cash compensation in the form of DSUs.

The CGCNC has responsibility for reviewing Independent Director compensation and typically reviews it approximately every two years. When last reviewed in 2017, the CGCNC focused on whether it would be

22       Meeting Information

appropriate to reduce the mandatory minimum deferral of the annual retainer once an Independent Director has achieved the minimum equity maintenance requirement. The CGCNC's review reflected concerns that:

  •
  Canadian tax rules, which only allow director compensation to be deferred to retirement, were relatively inflexible and could pose challenges to attracting new directors;

  •
  the company's minimum equity requirement of $750,000 over five years (5x the annual retainer) was higher than market norms (3x the annual retainer), with an annual retainer in-line with peers; and

  •
  the combination of inflexible deferral rules and a cyclical business/industry could create the risk that the company may face challenges retaining some of its most experienced directors with significant DSU balances during economic downturns.

At the same time, the CGCNC acknowledged the importance of the:

  •
  alignment of interests between Independent Directors and shareholders, through meaningful deferred equity stakes; and

  •
  continued growth of Independent Directors' equity stakes throughout their tenure on the Board.

In order to strike a reasonable balance, the CGCNC recommended and the Board approved a change to the compensation deferral structure, to permit Independent Directors to reduce the proportion of the annual retainer which is automatically deferred in the form of DSUs from 60% to 40%, as long as the minimum equity maintenance requirement had been achieved. Additionally, Independent Directors were given more flexibility by allowing them to defer their cash compensation in increments of 10% instead of 25%.

The current schedule of retainers and fees payable to our Independent Directors is set forth below.

RETAINER/FEE TYPE	AMOUNT ($)

Comprehensive Board Chair annual retainer	500,000

Independent Director annual retainer	150,000

Committee member annual retainer	25,000

Additional Committee Chair annual retainer

Audit	25,000

CGCNC	25,000

EROC	25,000

Special Committees (unless otherwise determined by the Board)	25,000

Per meeting fee	2,000

Written resolution	400

Additional services (per day)	4,000

Travel days (per day)	4,000

Meeting Information        23

2017 Independent Directors' Compensation

The following table sets forth a summary of the compensation earned by all individuals who served as Independent Directors during the year ended December 31, 2017.

	FEES EARNED(1)		SHARE- BASED AWARDS(2)

NAME	($)	% OF FEES	($)	% OF FEES	OPTION- BASED AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	PENSION VALUE ($)	ALL OTHER(3) ($)		TOTAL ($)

Scott B. Bonham	NIL	—	366,000	100%	NIL	NIL	NIL	NIL		366,000	(3)

Peter G. Bowie	NIL	—	231,000	100%	NIL	NIL	NIL	NIL		231,000

Mary S. Chan(4)	NIL	—	106,000	100%	NIL	NIL	NIL	NIL		106,000

Hon. J. Trevor Eyton(5)	61,000	66%	32,000	34%	NIL	NIL	NIL	56,000	(6)	149,000

Lady Barbara Judge	NIL	—	321,000	100%	NIL	NIL	NIL	NIL		321,000

Dr. Kurt J. Lauk	181,000	67%	90,000	33%	NIL	NIL	NIL	NIL		271,000

Cynthia A. Niekamp	147,000	62%	90,000	38%	NIL	NIL	NIL	NIL		237,000

William A. Ruh(7)	NIL	—	150,000	100%	NIL	NIL	NIL	NIL		150,000

Dr. Indira V. Samarasekera	NIL	—	267,000	100%	NIL	NIL	NIL	NIL		267,000

Lawrence D. Worrall	201,000	69%	90,000	31%	NIL	NIL	NIL	NIL		291,000

William L. Young	NIL	—	500,000	100%	NIL	NIL	NIL	NIL		500,000

Notes:

1.
Consists of all retainers and fees paid to the director in cash. NIL indicates that 100% of the retainers and fees earned were deferred in the form of DSUs.

2.
Consists of retainers and fees deferred in the form of DSUs pursuant to the DSU Plan (as defined under "Deferred Share Units").

3.
In addition to performing his duties on two Committees, Mr. Bonham has actively supported the Board's objective of enhancing Magna's approach to innovation. This has included introducing members of Management to potential product and technology partners, investee companies and others, globally. Accordingly, Mr. Bonham's 2017 director compensation includes incremental work and travel days, resulting in higher total compensation than the average of his fellow Independent Directors.

4.
Ms. Chan was appointed to the Board on August 10, 2017.

5.
Mr. Eyton retired from the Board on May 11, 2017.

6.
Represents the value of charitable donations made to charities in recognition of Mr. Eyton's Board service, following his retirement from the Board. These donations were made directly by Magna to two charities identified by Mr. Eyton (Toronto General and Western Hospital Foundation, as well as Special Olympics Canada) and Mr. Eyton did not receive any financial benefit from the donations.

7.
Mr. Ruh was elected to the Board on May 11, 2017.

Deferred Share Units

Mandatory Deferral Creates Alignment With Shareholders

We maintain a Non-Employee Director Share-Based Compensation Plan (the "DSU Plan") which governs the retainers and fees that are deferred in the form of DSUs. In addition to the 60% of the annual retainer that is automatically deferred, each Independent Director may annually elect to defer up to 100% (in increments of 10%) of his or her total annual cash compensation from Magna (including Board and Committee retainers, meeting attendance fees, work and travel day payments and written resolution fees). Once the minimum equity maintenance requirement has been met, 40% of the annual retainer is automatically deferred in the form of DSUs, subject to an Independent Director's election to defer a greater proportion. All DSUs are fully vested on the date allocated to an Independent Director under the DSU Plan. Amounts deferred under the DSU Plan cannot be redeemed until an Independent Director's retirement from the Board. The mandatory deferral until retirement aims to align the interests of Independent Directors with those of shareholders.

24       Meeting Information

DSU Value is "At Risk"

DSUs are notional stock units. The value of a DSU increases or decreases in relation to the NYSE market price of one Magna Common Share and dividend equivalents are credited in the form of additional DSUs at the same times and in the same amounts as dividends that are declared and paid on our Common Shares. Upon an Independent Director's retirement from the Board, we will deliver Magna Common Shares equal to the number of whole DSUs credited to the Independent Director in satisfaction of the redemption value of the DSUs.

Outstanding Share-Based Awards

The following table sets forth outstanding share-based awards (DSUs) for all individuals who served as Independent Directors during the year ended December 31, 2017:

	OPTION-BASED AWARDS				SHARE-BASED AWARDS

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#)	OPTION EXERCISE PRICE (C$)	OPTION EXPIRATION DATE (MM/DD/YY)	VALUE OF UNEXERCISED IN-THE- MONEY OPTIONS(1) ($)	NUMBER OF SHARES OR UNITS THAT HAVE NOT VESTED (#)	MARKET OR PAYOUT VALUE OF SHARE- BASED AWARDS THAT HAVE NOT VESTED ($)	MARKET OR PAYOUT VALUE OF VESTED SHARE-BASED AWARDS NOT PAID OUT OR DISTRIBUTED(2) ($)

Scott B. Bonham	NIL	NIL	NIL	NIL	NIL	NIL	2,846,000

Peter G. Bowie	NIL	NIL	NIL	NIL	NIL	NIL	2,127,000

Mary S. Chan	NIL	NIL	NIL	NIL	NIL	NIL	142,000

Lady Barbara Judge	NIL	NIL	NIL	NIL	NIL	NIL	6,863,000

Dr. Kurt J. Lauk	NIL	NIL	NIL	NIL	NIL	NIL	1,585,000

Cynthia A. Niekamp	NIL	NIL	NIL	NIL	NIL	NIL	417,000

William A. Ruh	NIL	NIL	NIL	NIL	NIL	NIL	176,000

Dr. Indira V. Samarasekera	NIL	NIL	NIL	NIL	NIL	NIL	1,201,000

Lawrence D. Worrall	NIL	NIL	NIL	NIL	NIL	NIL	3,012,000

William L. Young	NIL	NIL	NIL	NIL	NIL	NIL	4,907,000

Notes:

1.
Determined using the closing price of Magna Common Shares on the TSX on December 29, 2017 and the BoC exchange rate on such date, since these options are denominated in C$.

2.
Represents the value of Independent Directors' aggregate DSU balance, which includes dividends credited in the form of additional DSUs, based on the closing price of Magna Common Shares on the NYSE on December 29, 2017.

Meeting Information        25

Incentive Plan-Awards – Value Vested During the Year

The values of option-based and share-based awards (DSUs) which vested in the year ended December 31, 2017 are set forth below in respect of each of our Independent Directors:

NAME	OPTION-BASED AWARDS – VALUE VESTED DURING THE YEAR ($)	SHARE-BASED AWARDS – VALUE VESTED DURING THE YEAR(1) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION – VALUE EARNED DURING THE YEAR ($)

Scott B. Bonham	NIL	417,000	NIL

Peter G. Bowie	NIL	270,000	NIL

Hon. J. Trevor Eyton	NIL	50,000	NIL

Mary S. Chan	NIL	107,000	NIL

Lady Barbara Judge	NIL	450,000	NIL

Dr. Kurt J. Lauk	NIL	120,000	NIL

Cynthia A. Niekamp	NIL	97,000	NIL

William A. Ruh	NIL	151,000	NIL

Dr. Indira V. Samarasekera	NIL	288,000	NIL

Lawrence D. Worrall	NIL	147,000	NIL

William L. Young	NIL	590,000	NIL

Note:

1.
Represents the aggregate grant date value of retainers and fees deferred in the form of DSUs in 2017, together with dividends credited in the form of additional DSUs on Independent Directors' aggregate DSU balance, which includes DSUs granted in prior years.

Trading Blackouts and Restriction on Hedging Magna Securities

Trading Blackouts

Directors are subject to the terms of our Insider Trading and Reporting Policy and Code of Conduct & Ethics, both of which restrict directors from trading in Magna securities while they have knowledge of material, non-public information. One way in which we enforce trading restrictions is by imposing trading "blackouts" on directors for specified periods prior to the release of our financial statements and as required in connection with material acquisitions, divestitures or other transactions. The regular quarterly trading blackouts commence at 11:59 p.m. on the last day of each fiscal quarter and end 48 hours after the public release of our quarterly financial statements. Special trading blackouts related to material transactions extend to 48 hours after the public disclosure of the material transaction or other conclusion of the transaction.

Anti-Hedging Restrictions

Directors are not permitted to engage in activities which would enable them to improperly profit from changes in our stock price or reduce their economic exposure to a decrease in our stock price. Prohibited activities include "puts", "collars", equity swaps, hedges, derivative transactions and any transaction aimed at limiting a director's exposure to a loss or risk of loss in the value of the Magna securities which he or she holds.

26       Meeting Information

Corporate Governance Overview

Magna believes that strong corporate governance practices are essential to fostering stakeholder trust and confidence, management accountability and long-term shareholder value. Our approach to corporate governance is set forth in our Board Charter, which is available on our website (www.magna.com) under "Corporate Governance" and has been filed on SEDAR (www.sedar.com). The Board Charter is reviewed at least annually and updated as needed to reflect evolving best practices in corporate governance.

Governance Regulation

Magna's Common Shares are listed on the TSX (stock symbol: MG) and the NYSE (stock symbol: MGA). In addition to being subject to regulation by these stock exchanges, we are subject to securities and corporate governance regulation by the Canadian Securities Administrators ("CSA"), including the Ontario Securities Commission, which is Magna's primary securities regulator. Magna is also regulated by the United States Securities and Exchange Commission ("SEC") as a "foreign private issuer".

We meet or exceed all of the guidelines established by the CSA in National Policy 58-201 – Corporate Governance Guidelines. Additionally, although we are not required to comply with most of NYSE's Corporate Governance Standards, our practices meet or exceed them in all material respects. Any differences between our governance practices and NYSE's Corporate Governance Standards are discussed in the "Statement of Significant Governance Differences (NYSE)" which can be found on our website (www.magna.com) under "Corporate Governance".

Magna also monitors the voting policies, corporate governance guidelines and recommended best practices of our largest institutional shareholders, shareholder representative organizations, such as the Canadian Coalition for Good Governance, as well as proxy advisory firms, such as Institutional Shareholder Services and Glass Lewis & Co.

Approach to Corporate Governance

Board's Stewardship Role

The Board is responsible for the overall stewardship of Magna. To this end, the Board: supervises the management of the business and affairs of Magna in accordance with the legal requirements set out in the Business Corporations Act (Ontario) ("OBCA"), as well as other applicable law; and, jointly with Management, seeks to create long-term shareholder value. The Board's stewardship role, specific responsibilities, compositional requirements and various other matters are set forth in our Board Charter.

Consistent with the standard of care for directors under the OBCA, each director on the Board seeks to act honestly and in good faith with a view to the best interests of the corporation and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The standard of care under Ontario corporate law differs from that of some other common law jurisdictions, by requiring directors to act in the "best interests of the corporation" as opposed to the "best interests of shareholders". This distinction effectively recognizes that while individual shareholders may have conflicting interests, investment intents and investing horizons, the stewards of a corporation must act with a view to the interests of the corporation as a whole. Consistent with case law developed under the OBCA and equivalent federal and provincial corporate statutes in Canada, Magna's Board seeks to consider and balance the impact of its decisions on its affected stakeholders, including shareholders, other security holders and employees.

Corporate Governance        27

Corporate Governance Framework

Our corporate governance framework is centered on the following Board responsibilities:

  •
  Corporate Culture and Approach to Corporate Governance: Magna maintains a unique entrepreneurial corporate culture which we believe has been critical to our past success and expect will be critical to our future success. The Board oversees Magna's culture and overall approach to corporate governance, including by determining the specific policies and practices which the Board believes to be in the best interests of the company. The Board has delegated to the CGCNC the responsibility for making recommendations with respect to corporate governance matters.

  •
  Oversight of Executive Management: The Board appoints the Chief Executive Officer, assesses his performance, determines his compensation and provides strategic advice to him and other members of the executive management team. Additionally, the Board satisfies itself as to the integrity of each member of Executive Management and the creation by the Executive Management team of a culture of integrity and ethical business conduct throughout the company.

  •
  Executive Compensation: The Board oversees our system of executive compensation by structuring incentives aimed at attracting, retaining and motivating skilled executives to responsibly achieve the long-term objectives established through the company's strategic planning process. The Board has delegated to the CGCNC the responsibility for making recommendations on executive compensation matters. The Compensation Discussion & Analysis section of this Circular contains a detailed discussion of how the Board and CGCNC fulfill their responsibilities related to executive compensation decisions.

  •
  Succession Planning: The Board satisfies itself that the company has developed appropriate succession plans identifying potential future candidates for all positions within Executive Management, management of Magna's Operating Groups and other key positions in the company. In fulfilling these responsibilities, the Board aims to satisfy itself that Magna's succession processes:
  •
  have been structured to enable the Board to promptly address an unplanned succession event involving the Chief Executive Officer; and
  •
  include robust and effective talent management practices to identify, reward, retain, develop and promote high-performing employees.

    The Board receives regular updates on Magna's leadership development and succession planning activities, from our Chief Executive Officer and our Chief Human Resources Officer. Additionally, the Board has multiple opportunities each year to meet and engage with key managers and high-performing employees. Overall, the Board is satisfied that Magna has in place appropriate succession plans addressing key positions within the company, including the Chief Executive Officer's, as well as a leadership development system which supports the company's succession planning objectives more generally.

  •
  Strategic Planning: The Board oversees the development and implementation of the company's long-term strategy, as well as its near-term (typically three-year) business plan. In fulfilling this responsibility, the Board meets with Executive Management and Operating Group Management in one or more dedicated sessions each year, during which the Board:
  •
  assesses strategic priorities in light of automotive industry trends and developments;
  •
  engages with and provides advice and guidance to, Executive Management on the company's approach to product portfolio, key customers, geographic footprint, core and emerging technologies, R&D priorities, acquisitions/divestitures, capital structure, talent management and other areas of strategy;
  •
  considers consolidated and Operating Group three-year business plans, together with sensitivity analyses of the consolidated business plan;
  •
  evaluates short-, medium- and long-term risks that could erode the value of the company's businesses and business units, together with Management actions to mitigate such risks;
  •
  approves a capital expenditure budget for the year;

28       Corporate Governance

    •
    approves a three-year consolidated business plan and updated strategic plan; and
    •
    jointly identifies with Executive Management action plans to address at subsequent Board meetings any open questions/issues arising from the business planning/strategy session.

    The company's strategy is discussed in the Compensation and Performance Report as well as the Compensation Discussion Analysis later in this Circular, and is described further in the Annual Information Form/Annual Report on Form 40-F filed concurrently with this Circular.

  •
  Capital Allocation: In approving capital, the Board is focused on ensuring that the company can deliver on the Board-approved, long-term strategic priorities, while still meeting its near-term product and program commitments to customers. Updates regarding changes in capital expenditure needs from the approved budget are presented quarterly and further Board approval is required where the company's capital expenditures are forecast to exceed the Board-approved amount for that year.

  •
  Enterprise Risk Management: The Board satisfies itself as to the existence of effective processes to identify and mitigate (to the extent practicable) Magna's principal business risks. In fulfilling its oversight responsibility, the Board satisfies itself that Management has implemented appropriate strategies to address the strategic and competitive challenges faced by the company over different time horizons, manage day-to-day operational risks, promote legal and regulatory compliance and ethical conduct, safeguard corporate assets and maintain appropriate financial and internal controls designed to protect the integrity of Magna's financial statements. The Board's approach to enterprise risk recognizes that risk and reward are "flip sides of the same coin", but that management decision-making must be infused with both an awareness and understanding of such risks, as well as a clear understanding of the limits of risk that the Board will accept.

    The Board maintains risk oversight responsibility for strategic risks and has delegated specific areas of risk oversight to its standing Committees so that the directors on such Committees can bring their particular knowledge and expertise to the risks falling within the Committee's authority. Each Committee's mandate and activities, including those related to risk oversight, are described further in the Committee Reports in this Circular.

  •
  Shareholder Engagement: We value constructive dialogue with shareholders and potential investors and regularly engage with shareholders and shareholder representative organizations throughout the year to better understand their perspectives regarding Magna. Where possible, we consider the feedback received from such meetings in refining Magna's policies, practices and/or public disclosures.

    The Board's shareholder engagement activities are led by Mr. Young, the Chairman of the Board and the CGCNC. Board-led discussions typically relate to matters such as corporate governance and executive compensation. Significant shareholder and investor outreach is also conducted by members of our Executive Management team as part of our regular investor relations activities. Feedback communicated by shareholders and investors to the Executive Management team is shared with the CGCNC on a quarterly basis and the Chairman reports to the CGCNC and the full Board on a quarterly basis regarding shareholder engagement activities conducted by him.

    Shareholders wishing to engage with the Board may do so by contacting the Board Chair, any Committee Chair or any other Independent Director through the office of the company's Corporate Secretary, as follows:

      337 Magna Drive
      Aurora, Ontario
      Canada
      L4G 7K1
      Telephone: (905) 726-2462

  •
  Fundamental Corporate Actions: In addition to identifying the above responsibilities, the Board Charter helps to define the role of the Board with respect to various fundamental actions, such as financial

Corporate Governance        29

    statements, material public disclosure documents, business plans and capital expenditure budgets, material financing documents, major organizational restructurings, material acquisitions and divestitures, as well as major corporate policies. We believe that the identification and definition of Board responsibility for the foregoing items promotes Board independence.

Shareholder Democracy

Magna's approach to corporate governance reflects the following basic principles of shareholder democracy:

  •
  One Share, One Vote: We have a single class of shares, with each share entitled to one vote.

  •
  Majority Voting: Under applicable corporate law, shareholders can only vote "for" or "withhold" their vote for director nominees. A "withhold" vote is an abstention or non-vote instead of a vote against the nominee. As a result, a single "for" vote can result in a nominee being elected, no matter how many votes were withheld. We have adopted a majority voting policy in our Board Charter, under which we treat "withhold" votes as if they were votes against a nominee in the case of an uncontested election (i.e. one in which the number of nominees equals the number of Board positions). A nominee who is legally elected as a director but receives more "withhold" votes than "for" votes must immediately tender a resignation to the Chair of the CGCNC.

    Detailed voting results are promptly disclosed in a press release issued after each shareholder meeting, so that shareholders can easily understand the level of support for each nominee, as well as each other item of business at the meeting.

    Unless there are exceptional circumstances, the CGCNC and Board must accept the resignation, effective within no more than 90 days after the annual meeting. We will promptly disclose in a press release the determination made by the Board and, in the event they reject a resignation under the majority voting policy, we will disclose the nature of the exceptional circumstances underlying the refusal to accept the resignation.

    Where the CGCNC accepts a director's resignation under our majority voting policy, it may recommend and the Independent Directors may accept one of the following three outcomes:

    •
    leave the resulting vacancy unfilled;
    •
    fill the vacancy by appointing someone other than the director who resigned; or
    •
    call a special meeting of shareholders at which a nominee other than the one who resigned will be proposed for election.

  •
  Shareholder Proposals: Subject to meeting certain technical requirements, shareholders are entitled under applicable corporate law to put forward proposals to be voted on at a meeting of shareholders. The Board will give serious consideration to the voting results for shareholder proposals, even if they are only advisory in nature.

  •
  Corporate Transactions Involving the Issuance of 25% or More of Our Issued and Outstanding Common Shares: Corporate transactions involving the issuance of a significant proportion of Common Shares may be material and should be approved by shareholders. In the event of a transaction which would involve the issuance of 25% or more of our issued and outstanding Common Shares, we will obtain shareholder approval before proceeding with the transaction.

Ethical Business Conduct

We maintain a Code of Conduct & Ethics, which is disclosed on the corporate governance section of our website (www.magna.com) in multiple languages. The Code, which was administered and overseen by the EROC during 2017, applies equally to all of our directors, officers and employees. The Code is reviewed regularly and proposed amendments must be approved by the Board. Effective April 1, 2018, Magna's Audit Committee will oversee the Code. Any waivers of the Code for directors or executive officers must be approved by the Audit Committee, while

30       Corporate Governance

waivers for other employees must be approved by our Chief Legal Officer, Corporate Secretary or Chief Human Resources Officer. No waivers of the Code were granted in 2017.

We maintain an ethics and legal compliance training program ("ELC Program"), which aims to assist employees in understanding the values, standards and principles underlying the Code of Conduct & Ethics, as well as the application of such values, standards and principles to real-life situations encountered by employees in different roles. Our ELC Program involves multiple elements, including both live and online training on legal compliance and ethics topics generally, as well as the application of our compliance policies and procedures to factual scenarios. Effective April 1, 2018, the Audit Committee will oversee the ELC, which was overseen by the EROC during 2017.

We maintain a confidential and anonymous whistle-blowing line known as the Good Business Lines ("GBL"), which is overseen by the Audit Committee. Stakeholders may make submissions to the GBL by phone or internet. The intake of all such submissions is managed by a third-party service provider and submissions are investigated by Magna's Internal Audit Department, Corporate Security Department, In-House Legal Department or external counsel (where applicable).

Sustainability

We strive to conduct business in ways that respect the rights of stakeholders, including shareholders, employees, customers and the communities in which we operate. At its essence, we are committed to being a good corporate citizen and have backed our commitment with concrete actions in five core areas:

  •
  environmental responsibility and stewardship;

  •
  fairness and concern for employees;

  •
  corporate ethics and compliance;

  •
  supply chain responsibility; and

  •
  contribution to the communities in which we operate.

Our 2018 Annual Information Form/Annual Report on Form 40-F, which was filed in conjunction with this Circular, contains a Sustainability Report describing our activities in each of these areas.

About the Board

Board Size

Our articles of incorporation permit a Board size of between five and fifteen directors, with the exact number to be determined by the Board. Over the last ten years, our Board has ranged between nine and fourteen directors, with an average of ten. For 2018, eleven nominees have been put forward for election by shareholders. The Board believes that this is an appropriate number of nominees in light of the scale and complexity of Magna's business and the markets in which we operate, as well as the range of skills needed to effectively oversee the company's strategy and risks, provide strategic guidance and advice to Executive Management, staff Board Committees and address planned director retirements effectively.

Board Leadership

Our Board is led by an independent Board Chair who is annually selected by the Independent Directors from among themselves. William Young has served as our independent Chairman since May 2012.

Corporate Governance        31

The Board Chair's basic duties include presiding over Board meetings, including in camera sessions at each such meeting involving the Independent Directors, overseeing Board Committees and coordinating Board activities with Committee Chairs. Other duties of the Board Chair, as described in the Board Charter include:

  •
  agenda-setting for Board meetings;
  •
  representing the Board in discussions with third parties;
  •
  representing the Board in discussions with Executive Management;
  •
  generally ensuring that the Board functions independently of Executive Management;
  •
  assisting in recruiting director candidates who have been identified by the CGCNC; and
  •
  overseeing the annual evaluation process of the Board and its Committees.

The Board can delegate additional responsibilities to the Board Chair at any time. Any change to the responsibilities listed in the Board Charter must be approved by the Board.

Board Committee Structure

The Board carries out its duties in part through standing Committees. Each Independent Director is expected to serve on at least one standing Committee, but may attend the meetings of any other Committee. Committee staffing assignments are made with the aim of best matching the skills and expertise of Independent Directors to the Committee mandates in order to maximize the overall effectiveness of the Board and its Committees.

During 2017, the Board maintained three standing committees to assist it in carrying out its duties:

  •
  Audit Committee;
  •
  CGCNC; and
  •
  EROC.

All of the Board Committees are chaired by Independent Directors and operate under Committee Charters, which are available on our website (www.magna.com) under "Corporate Governance" and on SEDAR (www.sedar.com). Each Committee has prepared a report appearing later in this Corporate Governance section of the Circular, summarizing the Committee's mandate and membership, highlighting key accomplishments and identifying major areas of focus.

In 2017, the Board commissioned a third-party review of the Board Committee structure. The review consisted of director interviews, as well as Committee structure benchmarking against the structures of a number of large, global industrial companies. Feedback from director interviews reflected a consensus that the Board should establish a Technology Committee to more effectively address the company's approach to key technology trends and risks at a time of rapid technological change in the automotive industry. Additionally, there was consensus that the EROC had achieved its key objectives and that the Board could oversee the company's material risks through two key Committees—Audit and CGCNC. To implement the findings of the Committee structure review, the Board has approved a new Committee structure which will take effect on April 1, 2018 and includes:

  •
  establishment of a Technology Committee;
  •
  the wind-down of the EROC effective March 31, 2018;
  •
  reallocation of risk oversight responsibilities among the Audit Committee, CGCNC and Technology Committee; and
  •
  reassignment of some directors to most effectively utilize their expertise.

In addition to the Board's standing Committees, the Board may establish special committees composed entirely of Independent Directors to review and make recommendations on specific matters or transactions. There were no special committees during 2017.

32       Corporate Governance

Board Independence

Shareholders are best served by a strong Board which exercises independent judgment, as well as prudent and effective oversight on behalf of shareholders. Assuming all of the Nominees listed in this Circular are elected with a majority of votes, nine out of eleven, or 82%, of the directors on our Board will be "independent". This exceeds the minimum two-thirds independence requirement contained in our Board Charter and recommended by the Canadian Coalition for Good Governance, as well as the recommendation in National Policy 58-201 that a majority of directors be independent.

Definition of Independence

A Magna director is considered to be independent only after the Board has affirmatively determined that the director has no direct or indirect material relationship which could interfere with the exercise of his or her independent judgment. This approach to determining director independence draws upon the definition contained in Section 1.4 of National Instrument 52-110 ("NI 52-110") and Section 303A.02 of the NYSE's Corporate Governance Listing Standards, as well as the specific relationships identified in those instruments as precluding a person from being determined to be an independent director.

Audit Committee members are subject to a higher standard of independence than other directors, consistent with Section 1.5 of NI 52-110. Under this standard, a person cannot be considered an independent director for purposes of Audit Committee membership if he or she is a partner, member, executive officer, managing director or person in similar position at an accounting, consulting, legal, investment banking or financial advisory services firm providing services to Magna (including any subsidiary) for consulting, advisory or other compensatory fees.

In determining whether any candidate for service on the Board is independent, information is typically compiled from a variety of sources, including: written questionnaires completed by directors/candidates; information previously provided to us by directors; our records relating to relationships with accounting, consulting, legal, investment banking or financial advisory services firms, together with information provided to us by such firms; and publicly available information. The CGCNC is provided with a summary of all such relationships (whether or not material) known by Magna based on the foregoing sources. Following the CGCNC's consideration and assessment of such information, it presents its recommendation to the Board for approval.

Additional Ways In Which Independence is Fostered

Aside from the two-thirds independence requirement, there are other ways in which Board independence is fostered, including:

  •
  separation of the roles of Board Chair and Chief Executive Officer, together with position descriptions defining such roles;
  •
  a requirement that the Chief Executive Officer resign from the Board when he or she retires from Management;
  •
  the use of in camera sessions at every Board and Committee meeting;
  •
  the right of the Board and each Committee to engage independent legal, financial and other advisors at Magna's expense;
  •
  limitations on board interlocks;
  •
  the Board and Committee Chair's authority over meeting agendas and attendees; and
  •
  Independent Directors' right to discuss any matter with any employee or any advisor to the company, as well as any independent advisor retained by the Board or a Committee.

CEO Position Description

A position description has been developed for the Chief Executive Officer to further promote the independence of the Board and to define the limits of the Chief Executive's authority. His basic duties and responsibilities include:

  •
  overall direction of Magna's operations, including top-level customer contact;

Corporate Governance        33

  •
  development and implementation of Magna's product, geographic, customer, merger/acquisition and growth strategies;
  •
  promotion of Magna's decentralized, entrepreneurial corporate culture, as well as its culture of integrity;
  •
  development of Magna's management reporting structure;
  •
  management succession planning;
  •
  together with the CGCNC, determination of compensation for members of Corporate Management;
  •
  human resources management;
  •
  interaction with the Board on behalf of Management; and
  •
  communication with key stakeholders.

Director Conflicts of Interest and Related Party Transactions

Where a director has a conflict of interest regarding any matter before the Board, the conflicted director must declare his or her interest, depart the portion of the meeting during which the matter is discussed and abstain from voting on the matter. However, as permitted by the OBCA, directors are permitted to vote on their own compensation for serving as directors.

The CGCNC is generally responsible for reviewing and making recommendations to the Board regarding related party transactions. In the case of a related party transaction which is material in value, the unconflicted members of the Board may choose to establish a special committee composed only of Independent Directors to review and make recommendations to the Board. Related party transactions include those between Magna (including any subsidiary) and a director, officer or person owning more than 10% of our Common Shares. In reviewing and making recommendations regarding related party transactions, the CGCNC seeks to ensure that transaction terms reflect those which would typically be negotiated between arm's length parties, any value paid in the transaction represents fair market value and that the transaction is in the best interests of the company. There were no such related party transactions during 2017.

Committee Independence

The Board believes that Committee independence is critical to enabling the Board to exercise prudent and effective oversight. In addition to permitting only Independent Directors to serve on Committees, Committee independence is promoted in a number of ways, including the:

  •
  use of in camera sessions at every Committee meeting;
  •
  right of each Committee to retain independent advisors at Magna's expense;
  •
  inclusion in each Committee Charter of a position description for the Committee Chair;
  •
  Committee Chairs' authority over meeting agendas and attendees;
  •
  Committee members' right to discuss any matter with any employee or any advisor to the company, as well as any independent advisor retained by the Board or a Committee; and
  •
  right of any Committee member to call a Committee meeting.

Board Effectiveness

Recruitment and Nomination Process

The CGCNC recommends to the Board the nominees for election at each annual meeting of the company's shareholders. In carrying out this function, the CGCNC annually reviews:

  •
  the composition of the Board relative to Magna's strategic priorities;
  •
  feedback regarding Board composition received during the annual Board effectiveness evaluation;
  •
  the diversity of skills, experience, perspectives and backgrounds already represented on the Board;
  •
  planned or pending director retirements; and
  •
  other factors.

34       Corporate Governance

It then seeks to address any potential gaps through recruitment of one or more additional directors identified with the assistance of a professional search firm. Potential candidates may also be recommended by existing directors, members of Management, external advisors, shareholders or others. The names of candidates identified by any such parties are provided to the search firm retained by the CGCNC for its recommendation as to suitability. The CGCNC will typically interview a short-list of three to five candidates for each Board seat it seeks to fill. Once the CGCNC has identified its preferred candidate(s), it will seek feedback from the Board as a whole.

Diversity

We believe that shareholders benefit from a strong, independent board composed of highly-engaged directors representing a diverse range of skills, experience, perspectives and backgrounds. Rather than adopting specific diversity targets, which tend to be arbitrary, the Board has tasked the CGCNC with the responsibility of establishing director recruitment procedures that are aimed at eliciting a diverse range of candidates, without discrimination on the basis of any diversity attributes, including age, gender, cultural background, religion, physical ability and sexual orientation. The CGCNC uses a professional search firm which operates under firm instruction not to exclude any candidate on the basis of any personal characteristic or attribute which is unrelated to the individual's ability to carry out his or her duties as a director. The Board is satisfied that the above approach has been effective in achieving a diverse Board, as exemplified by the balance of female directors (27% of the Nominees), as well as the range of industries, cultural, geographic, functional and other perspectives represented by the Nominees.

Diversity within our employee population is also important to us and we strive to create an inclusive work environment throughout the company. Among other things, we participate as corporate members of a number of initiatives, associations and non-profit organizations dedicated to mentoring and advancing career development and inclusiveness for women, including the Women's Executive Network, Catalyst, Inc. and Inforum.

Currently, 4% of our corporate officers are female. However, recognizing that this level of gender representation is not sufficient, we have worked with Catalyst to develop an action plan to increase gender diversity within the senior leadership of our organization. As part of this initiative, we have committed to take a number of steps over the next three years, including:

  •
  increasing our senior leadership's support and accountability for gender diversity initiatives and agenda in a highly visible manner;

  •
  analyzing our recruitment strategies and interview practices for hidden biases; and

  •
  developing and sponsoring highly-qualified, but under-represented female employees.

The Board as a whole continues to advocate for improved gender representation and encourage Executive Management to take actions to improve gender representation in leadership positions and other key constituencies within the company's workforce. In addition to their strong advocacy, the female directors of the Board have sought opportunities to mentor and share their experiences with the company's high-performing female employees.

Our approach to diversity is described in greater detail in our Sustainability Report.

Age and Term Limits

We have not established firm age or tenure limits for directors, which may be arbitrary. The CGCNC is committed to ensuring that Independent Directors remain active, engaged and effective participants on the Board and that they are able to function independently of Management. Decisions regarding continued service on the Board by an Independent Director are based primarily on the Board's skills needs and the Independent Director's performance, as determined through the Board's annual effectiveness evaluation, which includes peer review components. Subject to the foregoing, an Independent Director may as a general rule serve for up to twelve years.

Corporate Governance        35

Expected director retirement dates based on the twelve-year tenure guideline, are as follows:

Name	Retirement Year

Lawrence D. Worrall	2019

Kurt J. Lauk	2023

William L. Young	2023

Peter G. Bowie	2024

Scott B. Bonham	2024

Indira V. Samarasekera	2026

Cindy A. Niekamp	2026

William A. Ruh	2029

Mary S. Chan	2029

Robert F. MacLellan	2030

Annual Board Effectiveness Assessment

Magna maintains an annual Board effectiveness assessment process which aims to assist in the identification of short and long-term Board priorities, as well as the assessment of the overall functioning of the Board, its Committees and individual directors. The effectiveness assessment, which is overseen by the CGCNC, typically consists of three components:

•     a detailed questionnaire completed by each director, which includes self-assessment and peer review components;

•     confidential one-on-one interviews of each director by the Board Chair to follow-up on comments made in the questionnaires, elicit any other feedback which a director may prefer to communicate in person and communicate to each director general feedback from the peer review questions in the questionnaire; and

•     confidential one-on-one interviews of each director by an external facilitator, to elicit feedback regarding the Board Chair's performance, as well as any other feedback which a director may prefer to communicate anonymously.

Following completion of the effectiveness assessment process, the Board Chair and the external facilitator will review overall findings with the CGCNC. Such findings and the CGCNC's recommendations are then presented to and discussed with the Board, following which the Board Chair and the Chief Executive Officer meet to agree on an action plan to address the feedback and implement the Board's recommendations.

Director Orientation and Education

We are committed to ensuring that Independent Directors are provided with a comprehensive orientation aimed at providing them with a solid understanding of a broad range of topics, including:

  •
  our business and operations;
  •
  consolidated and Operating Group strategic and business plans;
  •
  trends and risks impacting the automotive industry;
  •
  our capital structure;
  •
  key enterprise risks and risk mitigation policies and practices;
  •
  our system of internal controls;
  •
  our internal audit program;
  •
  the external auditors' audit approach and areas of emphasis;
  •
  our human resources policies and practices, including succession planning;

36       Corporate Governance

  •
  our environmental and health/safety policies and practices;
  •
  our Code of Conduct & Ethics, as well as our legal compliance program;
  •
  our system of corporate governance;
  •
  fiduciary duties and legal responsibilities applicable to directors of an Ontario corporation; and
  •
  other matters.

We also aim to provide all directors with a continuing education program to assist them in furthering their understanding of our business and operations and the automotive industry, as well as emerging trends and issues in such areas as:

  •
  corporate governance;
  •
  risk management;
  •
  development of human capital;
  •
  executive compensation;
  •
  ethics and compliance;
  •
  mergers and acquisitions; and
  •
  legal/regulatory matters.

Our director education program is developed based on priorities identified by the Board and may include various elements, including: site visits to our facilities; guided visits to major auto shows; in-boardroom presentations by members of Management, external advisors or others; third-party led training programs; membership in organizations representing independent directors; and subscriptions to relevant periodicals or other educational resources.

Independent Directors are encouraged to participate in additional director education activities of their choosing, at our expense. We maintain Board memberships to the Institute of Corporate Directors ("ICD"), as well as the National Association of Corporate Directors and encourage Independent Directors to attend conferences, seminars and webinars organized by such organizations. Additionally, directors are routinely provided with reading materials on a range of topics from a number of respected external sources, including: investor representative organizations such as the Canadian Coalition for Good Governance; various Canadian and U.S. law, accounting, management consulting and executive compensation firms; automotive industry news sources; and general publications relating to public companies. Further, we regularly distribute media articles relating to Magna and the automotive industry, as well as analyst reports and updates relating to Magna, its competitors and the automotive industry.

Board and Committee education topics during 2017 included the following:

TOPIC	PRESENTER	ATTENDED BY

Future of NAFTA	Management	Full Board

Shareholder Activism	External	Full Board

Automotive Industry Trends	Management	Full Board

Car of the Future	Management	Full Board

e-Drive Systems	Management	Full Board

Advanced Driver Assistance Systems	Management	Full Board

Operating Group Reviews	Operating Groups	Full Board

Critical Accounting Policies and Financial Reporting Process	Management	Full Audit Cmte.

New Accounting Standards	Management	Full Audit Cmte.

New Segment Reporting Overview	Management	Full Audit Cmte.

Information and IT Security	Management	Full Audit Cmte.

Corporate Governance Developments	Management	Full CGCNC

Director Succession Practices	Management	Full CGCNC

Global Macroeconomic Updates	Management	Full EROC

Advanced Product Quality Planning Process Part I	Management	Full EROC

Advanced Product Quality Planning Process Part II	Management	Full EROC

Corporate Governance        37

Additionally, the Board toured the Frankfurt auto show in 2017. To maximize the effectiveness of the visit, Board members were combined into small groups led by internal subject matter experts on key strategic areas such as electrification and vehicle autonomy.

Given the high number of Magna manufacturing facilities globally, it is often difficult for Independent Directors to tour more than a few facilities each year. As a result, Magna prepares brief video overviews of a number of facilities each year and makes such videos available to Independent Directors.

Committee Reports

A report of each standing Board Committee follows. Each report summarizes the Committee's mandate, composition and principal activities in respect of 2017 and to date in 2018. In addition, a separate CGCNC report on compensation and performance precedes the Compensation Discussion & Analysis section of this Circular.

38       Corporate Governance

Report of the Audit Committee

Mandate

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to financial and financial reporting matters. The mandate of the Audit Committee, which has been filed on SEDAR (www.sedar.com) and is available on the corporate governance section of Magna's website (www.magna.com), includes oversight responsibilities relating to:

  •
  Magna's external auditors;
  •
  internal audit department;
  •
  internal control over financial reporting;
  •
  critical accounting policies;
  •
  material risk exposures relating to financial and financial reporting matters, as well as cybersecurity, and Magna's actions to identify, monitor and mitigate such exposures;
  •
  financial disclosures; and
  •
  whistle-blowing and financial integrity, including Magna's whistle-blowing hotline.

Composition

The Audit Committee Charter requires that the committee be composed of between three and five Independent Directors, each of whom is "financially literate" and at least one of whom is a "financial expert", as those terms are defined under applicable law. Audit Committee members cannot serve on the audit committees of more than three boards of public companies in total. The Audit Committee complied with these requirements in 2017.

MEMBERS	INDEPENDENT	FINANCIALLY LITERATE	FINANCIAL EXPERT	SERVES ON 3 OR FEWER AUDIT COMMITTEES	2017 ATTENDANCE

Lawrence D. Worrall (Chairman)	✓	✓	✓	✓	100%

Scott B. Bonham (until December 31, 2017)	✓	✓	✓	✓	100%

Peter G. Bowie	✓	✓	✓	✓	100%

Dr. Kurt J. Lauk	✓	✓	✓	✓	100%

William A. Ruh (from May 11, 2017)	✓	✓	✓	✓	100%

In appointing the current members to the Audit Committee, the Board considered the relevant expertise brought to the Audit Committee by each member, including through the financial leadership and oversight experience gained by each of them in their principal occupations and/or other boards on which they serve, as described in their biographies elsewhere in this Circular. There were two changes to Audit Committee composition in 2017:

  •
  William A. Ruh joined the Audit Committee following his election to the Board on May 11, 2017; and

  •
  Scott B. Bonham resigned from the Audit Committee on December 31, 2017, prior to his engagement as a consultant to Magna, as discussed under "Interests of Management and Other Insiders in Certain Transactions" later in this Circular.

Corporate Governance        39

2017 Accomplishments and Key Areas of Focus

The Audit Committee's primary role is to satisfy itself on behalf of shareholders that the company's financial statements are accurate in all material respects and can be relied upon by shareholders. This necessarily involves diligent oversight of the company's: system of internal controls; finance and accounting policies; internal and external audits; relationship with Deloitte; financial risk mitigation strategies; and the integrity of its financial reports and disclosures. Through the Audit Committee's work during 2017 and the first few months of 2018, the Audit Committee has fulfilled all of the requirements under its charter, including satisfying itself regarding the integrity of Magna's financial statements and financial reporting. Accordingly, the Audit Committee recommended and the Board approved Magna's 2017 consolidated audited financial statements. Some of the specific elements of work in this regard included:

  •
  Interaction with Management: Meeting with and reviewing presentations from the company's Chief Financial Officer and other members of Magna's Finance Department at each quarterly Audit Committee meeting and, in the case of the Audit Committee Chairman, between such quarterly meetings as well.

  •
  Interaction with Internal Audit: Discussing internal audit, accounting and internal controls matters with the company's Vice-President, Internal Audit, including during in camera sessions at each quarterly Audit Committee meeting, as well as in meetings and discussions between the Audit Committee Chairman and the Vice-President, Internal Audit between such quarterly meetings.

  •
  Internal Audit Effectiveness: Reviewing and approving the Internal Audit Department's ("IAD") annual work plan and budget and following-up quarterly with the Vice-President, Internal Audit regarding the status and effectiveness of Management's follow-up on items identified by the IAD.

  •
  Interaction with External Auditors: Discussing audit, accounting and internal controls matters with Deloitte, including during in camera sessions at each quarterly Audit Committee meeting, as well as in meetings and discussions between the Audit Committee Chairman and representatives of Deloitte between such quarterly meetings.

  •
  External Audit Effectiveness: Evaluating the effectiveness of the external audit and the external auditors, including through the Audit Committee's review and assessment of the proposed external audit plan and the quality of Deloitte's reporting and communications to the Audit Committee. The Audit Committee annually conducts a formal audit effectiveness assessment, the results of which are communicated to Deloitte in order to continue to drive continuous improvement in the external audit.

  •
  External Audit Quality: Participating along with Management and Deloitte since 2016 in the Canadian Public Accountability Board's audit quality indicators pilot project (the "AQI Project") aimed at providing additional transparency to audit committees into the audit process through enhanced use of quantitative measures to evaluate audit quality. In connection with the AQI Project, the Audit Committee along with Management and Deloitte selected eight audit quality indicators relating primarily to the audit process which are tracked and periodically reported to the Audit Committee.

  •
  Internal Controls: Reviewing with Deloitte the effectiveness of Magna's systems of internal controls, Management's assessment of the effectiveness of such controls, as well as Deloitte's audits of the company's internal controls over financial reporting and consolidated financial statements. In 2017, the Audit Committee received periodic updates regarding the integration of Magna's Getrag acquisition into Magna's internal controls program, and inclusion into Management's evaluation of internal control over financial reporting for the year ended December 31, 2017.

40       Corporate Governance

  •
  Financial Disclosures: Reviewing, discussing with Management and Deloitte and approving Magna's quarterly and annual financial statements and MD&A, earnings press releases, annual and quarterly outlooks and other items. As part of its efforts, the Audit Committee satisfied itself regarding the appropriateness of the company's new reporting segments.

  •
  Finance / Financial Reporting Risk: Considering and assessing key financial and financial reporting risks, as well as Management's risk mitigation activities.

  •
  Critical Accounting Policies: Reviewing Magna's critical accounting policies, as well as pending and emerging regulatory developments related to accounting and audit matters. The Audit Committee focused on the Corporation's readiness to report in accordance with the new ASC 606 Revenue from Contracts with Customers accounting standard ("new Revenue Recognition standard") adopted by the Corporation effective January 1, 2018, including reviewing and discussing with Management and Deloitte the qualitative and quantitative disclosures required in connection with the new standard.

  •
  Cybersecurity: Monitoring cybersecurity risk throughout the year, through receipt of periodic reports relating to key information and IT security initiatives, incident monitoring and reporting, as well as risk mitigation efforts.

  •
  Whistle-blowing Line: Receiving summaries of matters reported through Magna's whistle-blowing hotline, monitoring investigations of such matters, generally overseeing the administration of the hotline and satisfying itself that the hotline provides an effective whistle-blowing mechanism.

For 2018, the Audit Committee will continue to focus on the various elements of work aimed at ensuring the company's financial statements continue to be accurate in all material respects and can be relied upon by shareholders. In addition, the Audit Committee has identified the following areas of focus for 2018:

  •
  New Accounting Standards: The Audit Committee will review the changes to be made to the Corporation's financial statements in 2018 to comply with the new Revenue Recognition standard, as well as the related controls and processes implemented by Management and audit procedures to be performed by Deloitte. The Audit Committee will also continue to monitor the Corporation's progress towards implementation of the new accounting standard ASC 842 – Leases, which will be effective January 1, 2019, through status reports from Management at quarterly Audit Committee meetings in 2018, as well as discussions with Deloitte.

  •
  Integration of Audit Quality Indicators: The Audit Committee is satisfied with respect to audit quality improvements that have resulted from the introduction of measurable audit quality indicators and will continue to oversee the use of audit quality indicators in Magna's external audit globally. More generally, the Audit Committee will continue to monitor audit quality initiatives and developments, including those arising from its continued participation in the AQI Project, in order gain further insights into the factors that promote audit quality and provide a useful ongoing benchmark regarding best practices in the use of audit quality indicators.

  •
  Ethics and Compliance Program: With the realignment of risk oversight responsibilities resulting from the completion of the EROC's mandate, the Committee will assume oversight responsibility with respect to the Corporation's Ethics and Legal Compliance Program, including administration of our Code of Conduct, as well as receipt of reports from the Corporation's Chief Compliance Officer regarding compliance training initiatives and the activities of Magna's Compliance Council.

Corporate Governance        41

Committee Approval of Report

Management is responsible for the preparation and presentation of Magna's consolidated financial statements, the financial reporting process and the development and maintenance of Magna's system of internal controls. The company's external auditors are responsible for performing an independent audit on, and issuing their reports in respect of:

  •
  Magna's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"); and

  •
  the effectiveness of Magna's internal control over financial reporting, in accordance with the standards of the PCAOB.

The Audit Committee monitors and oversees these processes in accordance with the Audit Committee Charter and applicable law.

Based on these reviews and discussions, including a review of Deloitte's Report on Financial Statements and Report on Internal Controls, the Audit Committee has recommended to the Board and the Board has approved the following in respect of the fiscal year ended December 31, 2017:

  •
  inclusion of the consolidated financial statements in Magna's Annual Report;

  •
  MD&A; and

  •
  other forms and reports required to be filed with applicable Canadian securities commissions, the SEC, the TSX and NYSE.

The Audit Committee is satisfied that it has fulfilled the duties and responsibilities assigned to it under its charter in respect of the year ended December 31, 2017. This Audit Committee report is dated as of March 28, 2018 and is submitted by the Audit Committee.

Lawrence D. Worrall (Chairman)	Peter G. Bowie	Dr. Kurt J. Lauk	William A. Ruh

42       Corporate Governance

Report of the Corporate Governance, Compensation and Nominating Committee

Mandate

The CGCNC assists the Board in fulfilling its oversight responsibilities with respect to corporate governance and executive compensation, as well as both executive and Board succession planning. The mandate of the CGCNC, which has been filed on SEDAR and is available on the corporate governance section of Magna's website (www.magna.com), includes oversight responsibilities relating to:

  •
  Magna's overall system of corporate governance;

  •
  the relationship between the Board and Executive Management;

  •
  the effectiveness of the Board and its Committees;

  •
  compensation for Executive Management, as well as incentive and equity compensation generally;

  •
  Independent Director compensation;

  •
  executive succession planning; and

  •
  nomination of candidates for election by shareholders.

Composition

The CGCNC Charter mandates a committee of between three and five Independent Directors. The CGCNC complied with this requirement in 2017.

MEMBERS	INDEPENDENT	2017 ATTENDANCE

William L. Young (Chairman)	✓	100%

Hon. J. Trevor Eyton (until May 11, 2017)	✓	100%

Lady Barbara Judge	✓	100%

Dr. Indira V. Samarasekera	✓	100%

In appointing the current members to the CGCNC, the Board considered the relevant expertise brought to the CGCNC by each member, including through the leadership, compensation and governance experience gained by each of them in their principal occupations and/or other boards on which they serve, as described in their biographies elsewhere in this Circular. Lady Judge also serves on the EROC. This cross-appointment is intended to promote the effectiveness of each Committee in its respective risk oversight areas, as well as coordination of such activities across the Board's committees. There were no changes to the CGCNC's composition during 2017, other than Mr. Eyton's retirement.

Corporate Governance        43

2017 Accomplishments and Key Areas of Focus

During 2017, the CGCNC fulfilled all of the requirements under its Charter, including with respect to Magna's overall system of corporate governance, executive and incentive compensation, Board composition, succession planning and other matters. Some of the CGCNC's significant activities and accomplishments in these areas in respect of 2017 include:

  •
  Compensation Framework: The CGCNC implemented the new compensation framework for the Chief Executive Officer, Chief Financial Officer and Chief Technology Officer in 2017. Once fully implemented for all members of Executive Management by 2019, the new framework will support the CGCNC's efforts to migrate target total NEO compensation levels towards the median of Magna's compensation peer group over a reasonable period of time, except where factors such as superior performance, experience and tenure justify above-median compensation. The new compensation framework has been designed to more directly link compensation to efficient capital allocation and long-term value creation, and should (over the long-term) address feedback received from shareholders and other stakeholders with respect to Magna's traditional system of executive compensation, including feedback regarding total compensation levels for NEOs.

  •
  Director Succession: In addition to nominating William Ruh, who was elected by shareholders at our 2017 annual meeting of shareholders, the CGCNC recommended Mary Chan, who was appointed to the Board in August 2017 and is standing for election at the Meeting. Like Mr. Ruh, Ms. Chan possesses deep knowledge regarding transformative/disruptive technological change. This skill set had been prioritized by the CGCNC to enhance the depth of the Board's expertise in assessing the impact of the rapid technological change in the automotive industry.

    Early in 2018, the CGCNC initiated an additional director search to address the pending retirement in 2019 of Lawrence Worrall. This director recruitment effort prioritized accounting and financial expertise, and resulted in the recruitment and nomination of Robert MacLellan, who is standing for election at the Meeting.

  •
  Director Tenure Guideline: During 2017, the CGCNC commenced a review of director tenure practices, which resulted in the adoption early in 2018 of a formal tenure guideline which has been added to the Board Charter. Under the guideline, directors will generally serve on the Board for no more than twelve years.

  •
  Board Diversity Statement: In conjunction with the adoption of the director tenure guideline, the CGCNC recommended enhancements to the Board Charter which affirm the company's commitment to a diverse Board which is generally reflective of the company's customers, shareholders, employees and the communities in which Magna operates. Enhancements to the Board Charter also reinforced the use of recruitment procedures which are intended to elicit a broad range of candidates without discrimination on the basis of any diversity attributes.

  •
  Board Committee Structure: Based on general feedback regarding maximizing Board effectiveness received through the Board effectiveness evaluation process, the CGCNC initiated a third-party led review of the Board's Committee structure. The review consisted of survey questions, director interviews and a benchmarking review of the board committee structures of a range of large, global industrial companies. The principal recommendation generated by the review related to the establishment of a Technology Committee to assist the Board in addressing the company's apprach to key technology trends and risks at a time of rapid change in the automotive industry. Additional recommendations related to the reallocation of risk oversight responsibilities among the Audit Committee, CGCNC and Technology

44       Corporate Governance

    Committee, as well as the wind-down of the EROC, which directors felt had fulfilled its objectives. Effective April 1, 2018, all of these changes will be fully implemented.

  •
  Director Compensation Deferral: The CGCNC considered and recommended to the Board changes to Independent Director compensation to reduce the automatic deferral of a portion of the annual retainer from 60% to 40%, once an Independent Director has achieved his or her minimum equity maintenance requirement. While allowing Independent Directors greater flexibility with their Board compensation, the CGCNC's approach reflected continued emphasis on alignment with shareholders through equity stakes that continue to grow throughout an Independent Director's tenure.

  •
  Change in Director's Status: To compensate Scott Bonham appropriately for the increasing amount of time he had been dedicating to enhancing the company's approach to innovation, Management proposed late in 2017 that Mr. Bonham become a consultant to the company effective January 1, 2018. After evaluating the proposed compensation terms, the CGCNC recommended that Mr. Bonham be designated as a non-independent, non-executive director and that he resign as a member of the Audit Committee and EROC.

  •
  Executive Succession Planning: In addition to receiving regular updates regarding the continued implementation of the company's broad-based Leadership Development and Succession program ("LDS"), the CGCNC worked with its external advisor, as well as Magna's Chief Executive Officer and Chief Human Resources Officer, to monitor progress with leadership development plans for the company's top leadership candidates.

  •
  Shareholder Engagement: Mr. Young, in his capacity as Chairman of the Board and the CGCNC, continued to directly engage with institutional shareholders during 2017 in order to better understand their views regarding corporate governance, executive compensation, board oversight of strategy and other matters.

Looking forward, the CGCNC expects that executive compensation, shareholder engagement, and both executive as well as Board succession planning will continue to be key areas of focus for the Committee during 2018.

Committee Approval of Report

Based on the foregoing and all of the other activities undertaken or overseen by the CGCNC, the CGCNC is satisfied that it has fulfilled the duties and responsibilities assigned to it under its charter in respect of the year ended December 31, 2017. This CGCNC Committee report is dated as of March 28, 2018 and is submitted by the CGCNC.

William L. Young (Chairman)	Lady Barbara Judge	Dr. Indira V. Samarasekera

Corporate Governance        45

Report of the Enterprise Risk Oversight Committee

Mandate

The EROC assists the Board in fulfilling its risk oversight responsibilities, including by coordinating with the Board's other Committees in connection with their respective risk oversight activities. The mandate of the EROC, which has been filed on SEDAR and is available on the corporate governance section of Magna's website (www.magna.com), includes various oversight responsibilities relating to:

  •
  management processes for identification, monitoring and mitigation of Magna's material risk exposures; and

  •
  administration of our Code of Conduct, as well as legal and regulatory compliance.

Composition

The EROC Charter mandates a committee composed of between three and five Independent Directors. The EROC complied with this requirement in 2017.

MEMBERS	INDEPENDENT	2017 ATTENDANCE

Lady Barbara Judge (Chair)	✓	100%

Scott B. Bonham (until December 31, 2017)	✓	100%

Mary S. Chan (since August 9, 2017)	✓	100%

Cynthia A. Niekamp	✓	100%

Lawrence D. Worrall	✓	100%

In appointing the current members to the EROC, the Board considered the relevant expertise brought to the EROC by each member, including through the leadership and risk management experience gained by each of them in their principal occupations and/or other boards on which they serve, as described in their biographies elsewhere in this Circular. There were two changes to EROC composition in 2017:

  •
  Mary S. Chan joined the EROC following her appointment to the Board on August 9, 2017; and

  •
  Scott B. Bonham resigned from the EROC on December 31, 2017, prior to his engagement as a consultant to Magna, as discussed under "Interests of Management and Other Insiders in Certain Transactions" later in this Circular.

2017 Accomplishments and Key Areas of Focus

The EROC fulfilled all of the requirements under its Charter during 2017. As part of its ongoing focus on sound risk governance and oversight, the EROC continued to identify key strategic and other risks from the Board's perspective and structure its work plan for the year to prioritize detailed reviews of such risks and the company's related risk mitigation processes. As part of this exercise, the Committee engaged with the Corporation's Chief Executive Officer and other members of Executive Management regarding their evaluation of top risks faced by the Corporation, including risk probability, impact and mitigating controls. While continuing to receive updates and presentations from Management on risk topics of general importance, including macroeconomic conditions and

46       Corporate Governance

risks, the EROC dedicated a significant portion of its meeting time in 2017 and the first few months of 2018 to the following topics:

  •
  Occupational Health/Safety and Environmental ("HSE") Compliance: Given Magna's long-standing commitment to safe workplaces and responsible environmental practices, the EROC continued to focus on the company's practices to minimize risks in these areas. The EROC received regular reports relating to the results of HSE audits and Management's responses to any issues identified, as well as status updates regarding the integration of Getrag into the HSE compliance program. The EROC remains satisfied that Magna's HSE policies, practices, systems and monitoring are mature and effective in achieving their intended goals.

  •
  Regulatory Compliance Risks: The EROC engaged with Management and external counsel to review the status of outstanding regulatory investigations related to legacy antitrust risks, as well as Magna's internal antitrust risk review which was substantially completed during the year. In connection with the latter, the EROC engaged the Board's independent legal advisor, Fasken Martineau Dumoulin LLP, to participate in the review and provide both the EROC and the Board with its independent assessment of any material developments and risks.

  •
  Ethics and Legal Compliance Training Program: The EROC received in-depth presentations from Magna's Chief Compliance Officer regarding the scope and substance of the company's ELC Program. These presentations included updates on the status of enhancements made to the ELC Program at the recommendation of a third-party specialist that had been engaged by the Committee to independently assess the ELC Program's structure and effectiveness. Based on the Chief Compliance Officer's presentations, as well as in camera discussions at those same meetings, the Committee remains satisfied with respect to the efficacy of the ELC Program.

  •
  Operational Risks: Given the importance of product quality to successful program launches, cost containment and minimization of warranty/recall risk, the EROC received two in-depth presentations regarding the Corporation's Advanced Product Quality Planning Process. The presentations allowed the Committee to gain a better understanding of the Corporation's product design and development process, as well as the practices, processes and tools used to mitigate risks related to the launch of new products.

  •
  Property Risk: In light of the Corporation's extensive global footprint spanning 335 facilities in 28 countries, the EROC heard from Magna's Director, Global Risk Management, regarding the key elements of the Corporation's Global Property Risk Control Program aimed at identifying and mitigating risks related to physical hazards that could impact the Corporation's facilities or those of its suppliers.

Wind-Down of Committee

Since its establishment in 2012, the EROC has played a valuable role in enhancing the Board's understanding of Magna's enterprise risks, as well as related risk management practices. The Committee is satisfied that it has effectively fulfilled its objectives, and believes that the Board has an opportunity to more effectively utilize the expertise of all of the Independent Directors in overseeing Magna's approaches to addressing strategic, operational, compliance and other risks.

The EROC has provided input on the reallocation of risk oversight responsibilities among the Audit Committee, CGCNC and newly formed Technology Committee, and each of the EROC members looks forward to serving on one of those Committees armed with the enhanced understanding of enterprise risks and risk mitigation gained from our service on the EROC.

Committee Approval of Report

Based on the foregoing and all of the other activities undertaken or overseen by the EROC, the EROC is satisfied that it has fulfilled the duties and responsibilities assigned to it under its charter in respect of the year ended December 31, 2017. This EROC report is dated as of March 28, 2018 and is submitted by the EROC.

Lady Barbara Judge (Chair)	Mary S. Chan	Cynthia A. Niekamp	Lawrence D. Worrall

Corporate Governance        47

Compensation and Performance Report

March 28, 2018

Dear Shareholder,

In connection with the Meeting, you are being asked to vote on a resolution approving Magna's system of executive compensation. This report outlines the company's current approach and places it in the context of the company's performance so that you can cast your vote based on an informed view.

The CGCNC has approved the Compensation Discussion & Analysis ("CD&A") section of this Circular which follows and we encourage you to consider this report together with the CD&A before voting on our advisory vote on executive compensation.

Magna's Evolving Approach to Executive Compensation

For the last few years, the Board and Executive Management have been singularly focused on Magna's long-term strategy at a time of rapid change in the automotive industry. This focus has manifested itself in different ways, including Board composition, Committee structure, management reporting structure and the company's approach to executive compensation. The CGCNC initiated the transition from Magna's legacy executive compensation structure with a new compensation framework that took effect in 2017 for Donald Walker and Vincent Galifi, the company's Chief Executive Officer and Chief Financial Officer, respectively. The new framework also took effect for Magna's Chief Technology Officer for the second-half of 2017.

This new framework aims to preserve core elements of the legacy compensation system, such as low base salaries and annual cash bonuses directly tied to profitability. The automotive industry is a highly competitive, cyclical industry in which disciplined cost management, manufacturing excellence, effective program management, as well as constant innovation are critical to short-term profitability. Magna has decades of success with profit-sharing bonuses as a short-term incentive – these have helped create an owner's mindset among managers by directly connecting compensation to the impact of management decisions. Bonus pools are impacted (typically on a dollar-for-dollar basis) by the many cost factors which reduce profit, such as operational inefficiencies, product warranty expenses, environmental and health/safety costs and regulatory fines/penalties. We believe this creates effective short-term incentives for a lean manufacturing company to thrive in the automotive industry.

However, significant changes in the industry require a heightened focus on other factors. Tier 1 suppliers like Magna are addressing opportunities and challenges from trends such as the migration of value towards electronics, disruptive technologies, new market entrants and emergence of digital/data-driven business models. In order to support the company's strategic priorities, the CGCNC evolved Magna's legacy compensation system in 2017 to more directly link executive compensation to efficient capital allocation and long-term value creation. This involved:

  •
  rebalancing compensation to deliver the majority of value over the long-term;

  •
  introducing new performance-conditioned compensation elements – ROIC PSUs and rTSR PSUs, the payout of which will be tied to performance against Board-set targets;

48       Performance

  •
  adding flexibility to alter short-term profit-sharing incentives, while also establishing caps on the payout of PSUs; and

  •
  commencing the realignment of executive compensation levels from levels under the legacy compensation system.

The significance of the last point should not be underestimated. The realignment of Chief Executive Officer compensation in 2017 represents a compensation reduction of more than 8%, in spite of an increase in pre-tax profits of approximately 8%, as discussed below.

Magna's Operating and Financial Performance in 2017

In 2017, Magna achieved record financial results in Sales, Earnings per share and Cash from operations. Selected 2017 financial results and metrics related to the company's compensation system include:

	2017	VS. 2016	3-YR CAGR

Sales	$38.95 billion	7%	6%

Income from operations before income taxes	$3.00 billion	8%	18%

Diluted Earnings per Share	$5.90	14%	37%

Cash flow from operations	$3.33 billion	2%	19%

	2017	VS. TARGET

Return on Invested Capital	15.7%	Above

Relative 1-year TSR (NYSE vs rTSR Peer Group)	50th percentile	At Target

Absolute 1-year TSR (NYSE)	34%	–

	2017	2015-2017

Return of capital – dividends	$400 million	$1.1 billion

Return of capital – share repurchases	$1.27 billion	$2.7 billion

Beyond financial performance, 2017 was a strong year in terms of continued execution of long-term strategy. This strategy is centred around the Board and Management's best understanding of the "Car of the Future". Within the context of this common understanding of the automotive products and services which are relevant for future mobility, the Board helped shape, and ultimately approved, a strategic plan that prioritizes vehicle lightweighting, powertrain electrification, vehicle autonomy and new mobility solutions. Near the end of 2017, Management announced a change in reporting structure along product lines to, among other things, better align global operations with long-term strategy tied to the future of mobility. Additionally, throughout 2017, Magna continued to win new business awards and make further progress with key technologies in high-priority areas. This progress included:

    Powertrain Electrification

    •
    formation of an e-drive systems joint venture in China to manufacture e-drive powertrain systems for VW;
    •
    development of the etelligentDrive system;
    •
    continued progress towards start of production of the Jaguar i-PACE all-electric vehicle;
    •
    award of full vehicle assembly of the BMW 530e plug-in hybrid; and
    •
    supply of the e-drive and other systems for the NIO ES8 all-electric SUV in China.

Performance        49

    Vehicle Autonomy

    •
    development of the MAX4 autonomous driving system;
    •
    participation as technology integrator on a BMW/Intel/Mobileye development platform aimed at providing an autonomous vehicle platform that can be adopted by multiple automakers;
    •
    unveiling early in 2018 of the high-definition ICON radar, which was completed in 2017;
    •
    strategic investment in a solid-state LiDAR technology start-up; and
    •
    negotiation of a partnership with Lyft to develop and manufacture self-driving vehicles at scale.

    New Mobility

    •
    development of a scalable urban vehicle / autonomous shuttle concept vehicle

The company's "traditional" business units, each of which operates in product areas of strategic importance to the Car of the Future, also continued to win profitable new business awards by building on their heritage of program execution, as well as innovation with materials, manufacturing processes and products. The profitability and cash generation from the company's "traditional" business units provides Magna with the financial flexibility to grow the high priority, high technology areas mentioned above.

2017 CEO Compensation Outcome

In the management information circular/proxy statement related to last year's annual meeting of shareholders, we disclosed our intention to migrate NEO compensation toward the median of the peer group over time, except to the extent that superior performance, experience and tenure justified above-median compensation. Early in 2017, the CGCNC recommended and the Board approved a target total direct compensation package for Mr. Walker of $19.830 million, split 40% base and short-term incentives (cash profit sharing bonus) and 60% long-term incentives (ROIC PSUs, rTSR PSUs and stock options). Actual total direct compensation for 2017 was $20.203 million, which was slightly higher than expected as a result of higher profitability driving a higher short-term incentive.

We believe it is helpful to consider this outcome in the context of what Mr. Walker would have earned under the company's legacy compensation system:

	LEGACY SYSTEM	NEW FRAMEWORK	CHANGE

Total Direct Compensation	$22.026 million	$20.203 million	-8%

Cash & Deferred Equity	86%	41%	-45%

Performance Equity & Options	14%	59%	+45%

The difference in total direct compensation under the new framework represents a reduction of more than $1.8 million or 8% compared to what would have been earned under the legacy system, in a year when pre-tax profits increased by around 8%, ROIC was well above the company's average cost of capital, significant value was returned to shareholders and progress was made on the company's strategic priorities, as discussed above. Although the value to be realized by Mr. Walker from the performance equity awards granted to him for 2017 will depend on the company's success in creating shareholder value over the next three to seven years, the ROIC PSUs are tracking above target and the rTSR PSUs are tracking at target as of the end of 2017.

While Mr. Walker's 2017 compensation level may remain above the median of his industry peers, the strength and consistency of the company's performance under his leadership, his standing as the most experienced automotive CEO in the company's executive compensation peer group, his continued alignment with the CGCNC regarding compensation objectives, as well as his responsiveness to the Board regarding long-term corporate strategy and leadership development all justify above-median compensation in the CGCNC's view.

50       Performance

Pay for Performance

Magna's compensation system has been generating compensation outcomes aligned with the company's performance for a number of years. In evaluating the appropriateness of 2017 compensation outcomes relative to company performance, the CGCNC considered the performance metrics and success in achieving strategic objectives discussed earlier in this report under "Magna's Operating and Financial Performance in 2017". Additionally, the CGCNC considered the company's relative performance as depicted in the three-year rTSR graphs below.

Compared to prior three-year periods, the foregoing graphs reflect an apparent misalignment between compensation and rTSR. This was somewhat expected due to deterioration in the company's stock price part-way through 2015, as a result of the financial impact of operational underperformance at one of the company's operating groups. The CGCNC took note of the fact that compensation for NEOs in 2015 was impacted by that financial underperformance, including through failure to vest of LTI's granted in respect of that year, and the value of NEOs' significant equity holdings were affected in the same way as every other shareholder. Of greater significance for the CGCNC in assessing 2017 pay for performance alignment was the relationship between compensation and TSR for 2017, as well as the general trend in compensation due to the realignment under the new framework, including as demonstrated under "2017 Total Shareholder Return" below, which presents TSR performance over a five-year period.

Taking account of the full picture of pay and performance, the CGCNC is satisfied that the company's approach to compensation generally produces appropriate outcomes. Moreover, the CGCNC expects that the linkage between pay and performance will continue to be enhanced under the new compensation framework.

2017 Total Shareholder Return

If a shareholder had invested C$100 in Magna Common Shares on the TSX on December 31, 2012, the cumulative value of that investment would be C$316.86, which is approximately 85% higher than the cumulative return of C$170.84 for the S&P/TSX60 index. In the case of an investment of $100 in Magna Common Shares on the NYSE on the same date, the total cumulative shareholder value of that investment would be $249.76, which is approximately 20% higher than the cumulative return of $208.14 for the S&P500 composite index.

Performance        51

The graph below shows the five-year returns of Magna Common Shares on the TSX and NYSE as compared to the S&P/TSX and S&P500 composite indices, respectively, assuming investment of C$100 and $100 on December 31, 2012 and reinvestment of dividends. In addition, the graph shows CEO total compensation indexed to 2012, for comparison of the trend in CEO compensation relative to total cumulative shareholder return.

FISCAL YEARS	DECEMBER 31, 2012	DECEMBER 31, 2013	DECEMBER 31, 2014	DECEMBER 31, 2015	DECEMBER 31, 2016	DECEMBER 31, 2017

Magna Common Shares (TSX)	C$100	C$178.56	C$261.86	C$238.04	C$253.38	C$316.86

S&P/TSX Total Return	C$100	C$112.99	C$124.92	C$114.53	C$138.67	C$170.84

Magna Common Shares (NYSE)	$100	$167.08	$224.54	$170.49	$186.92	$249.76

S&P500 Total Return	$100	$132.39	$150.51	$152.59	$170.84	$208.14

CEO Compensation	100%	112.59%	125.79%	123.17%	128.07%	117.64%

Looking Forward

The CGCNC is pleased with the evolution of Magna's executive compensation system, the gradual migration of NEOs to the new compensation framework and the compensation outcomes being generated relative to overall performance. A transition such as this is never easy, particularly where there is a legacy system which has been so deeply embedded in the DNA of the company. However, the CGCNC will continue our work to implement the new compensation framework across the entire Executive Management team effective January 1, 2019. Through our work, we are aiming to moderate executive compensation levels, while avoiding unnecessary disruption to the senior leadership team at a time of rapid change in the automotive industry. Longer-term, as successors to the Company's current NEOs take office, we expect their compensation levels to be closer to the median for comparable positions within Magna's peer group. Once the migration and realignment have been completed, the CGCNC and Board will have greater latitude to moderate the growth of NEO compensation than has been the case to date.

In Closing

At our May 10, 2018 annual meeting, you will have the opportunity to express your views on Magna's approach to executive compensation through the advisory "say on pay" vote. In casting your vote, we trust that you will consider:

  •
  the continuing strength of Magna's operating and financial performance in 2017; and
  •
  the CGCNC's success in reducing CEO compensation and transitioning Magna NEO's to the new compensation framework over time.

We look forward to your support at our 2018 annual meeting.

William L. Young (Chairman)
Lady Barbara Judge	Dr. Indira V. Samarasekera

52       Performance

Compensation Discussion & Analysis

Key Terms Used in This Section

CD&A:	the Compensation Discussion & Analysis section of this Circular
executive compensation peer group:	the group of companies discussed in Section B of this CD&A, against which the compensation of our Executives is compared or benchmarked
Fasken:	the CGCNC's independent legal advisors, Fasken Martineau DuMoulin LLP
Hugessen:	the CGCNC's independent compensation advisor, Hugessen Consulting
LTIs:	long-term incentives in the form of PSUs and stock options
Named Executive Officers or NEOs:	our five most highly compensated executive officers
PSUs:	performance stock units
ROIC:	the company's return on invested capital, calculated as set forth in Section C of this CD&A
RSUs:	restricted stock units
rTSR	TSR, relative to the rTSR peer group
STI	short-term incentive in the form of a profit sharing bonus
TSR:	Total Shareholder Return
rTSR peer group:	the group of companies discussed in Section B of this CD&A, against which Magna's rTSR is measured in connection with the company's rTSR PSUs

Section Summary

This CD&A is divided into the following sections:

The Summary Compensation Table follows on page 74.

Compensation       53

A. Compensation Philosophy & Objectives

Corporate Culture and Compensation

Our unique, entrepreneurial corporate culture seeks to balance the interests of key stakeholders, such as shareholders, employees and management, including by establishing a framework for each such type of stakeholder to share in our profitability. We believe that our corporate culture has been a critical factor in our past growth and success and expect it will continue to be a critical factor in our ability to create long-term shareholder value. In particular, the employee and management profit sharing elements of our culture have proven to be essential to our ability to attract and retain our skilled, entrepreneurial employees and managers, as well as to create effective incentives for them to achieve strong performance in a cyclical and highly competitive industry.

Executive Compensation Philosophy

Magna's strategy is to create long-term value for shareholders through continued growth and success as a leading global automotive systems supplier and mobility technology company. We operate a complex business in a highly competitive, cyclical, lean manufacturing industry in which disciplined cost management, manufacturing excellence, effective program management, as well as constant innovation are critical to short-term profitability. At the same time, the automotive industry is undergoing significant change, which is creating opportunities and challenges from trends such as the migration of value towards electronics, disruptive technologies, trends towards electric, autonomous and shared vehicles, as well as the emergence of digital/data-driven business models. Realizing value from these opportunities will, among other things, require careful capital allocation decisions, disciplined acquisition choices, methodical equity investments in strategic partners and investments in innovation/R&D, which may not generate immediate returns.

Magna's new compensation framework has been structured to promote effective short- and long-term decision-making in the above context through balanced incentives aimed at profitable growth in a lean manufacturing business, as well as long-term value creation in a rapidly evolving industry. Some of the ways we seek to achieve these objectives include:

Compensation Framework Feature	Purpose

Minimal fixed compensation	• Low base salaries and highly variable compensation help create an owner's mindset
•     Motivates managers to achieve consistent profitability in order to maintain consistent compensation
• Incents profit growth to grow compensation

Performance-conditioned profit sharing bonus / STI	• Promotes entrepreneurialism
•     Drives strong managerial focus on lean/efficient operations through effective management of costs
• Connects compensation to the operational impact of every-day decisions

Performance-conditioned multi-metric LTI	• PSUs incent value-creation, alignment with shareholders
•     ROIC PSUs incent efficient capital allocation
•     rTSR PSUs create sensitivity to stock market performance and return of capital to shareholders, in the form of dividends
•     Capped PSU payouts help mitigate risk
•     Stock options incent absolute TSR growth
• Promotes responsible decision-making and discourages excessive risk-taking

No pensions / retirement benefits	• Reinforces an owner's mindset and incents long-term growth in equity value as a pension-alternative

Significant share maintenance requirement	• Reinforces an owner's mindset • Alignment with shareholders • Helps mitigate risk

Benefits	• Substantially consistent with those of other employees in the same office/jurisdiction

54       Compensation

Additionally, all compensation systems must be successful in attracting, motivating and retaining world-class managers. We seek to provide executives with competitive compensation packages, including the opportunity to achieve superior compensation for superior performance. The next section of this CD&A describes the process through which compensation decisions are made, including compensation benchmarking practices we use to help structure competitive compensation packages.

As discussed earlier, the profit sharing elements of our executive compensation program were developed within the context of an entrepreneurial culture which, by definition, requires some degree of risk-taking in order to achieve growth. Recognizing that the consequences of excessive risk-taking may be felt most acutely by shareholders, our executive compensation program seeks to encourage and reward responsible business decision-making and reasonable risk-taking. We seek to achieve this through a variety of methods, which are discussed in Section D of this CD&A.

B. Compensation Decision-Making: Responsibility and Process

Role of Our Board

Our Board oversees our system of executive compensation including by satisfying itself that our system is effective in attracting, retaining and motivating skilled executives who can achieve our strategic objectives. The Board also annually assesses the company's performance and that of the Chief Executive Officer in relation to pre-defined objectives approved by the Board.

Role of the CGCNC

The Board has delegated to the CGCNC responsibility for annually reviewing, considering and making recommendations related to executive compensation matters generally. More specifically, the CGCNC has been delegated responsibility for making recommendations with respect to the application of our executive compensation program to members of Executive Management, including the NEOs discussed in this CD&A.

While some NEOs, such as our Chief Executive Officer and Chief Financial Officer, are usually invited to participate in CGCNC meetings, final compensation decisions affecting NEOs are typically made by the CGCNC without any NEOs present in order to ensure the independence of the decision-making process.

Role of Our Chief Executive Officer

The CGCNC looks to the Chief Executive Officer to assess the performance of and make recommendations regarding the compensation levels of his direct reports. Such performance assessments are considered by the CGCNC in the context of LTI awards to members of the executive team, as well as proposed compensation changes for such executives. The CGCNC also looks to the Chief Executive Officer to put forward his general recommendation regarding LTI awards to all other proposed recipients.

CGCNC Selects and Retains Its Own Independent Advisors

In reviewing, considering and making recommendations on executive compensation matters, the CGCNC considers the advice of its independent advisors, Hugessen and Fasken, both of which have been selected and retained directly by the CGCNC. The CGCNC met in camera with its independent advisors as part of each of the CGCNC's meetings attended by them during 2017.

Role of the Independent Compensation Advisor

Hugessen has acted as the CGCNC's compensation advisor since December 2012. Hugessen only provides board-side advice, had no relationship with Magna or its Board prior to December 2012 and does not provide any

Compensation       55

services to Magna other than the advisory services provided to the CGCNC. One or more representatives of Hugessen are invited to attend CGCNC meetings at which executive compensation matters are discussed. Hugessen reports directly to and seeks its instructions directly from the CGCNC and communicates as needed with the CGCNC Chair between meetings.

The scope of Hugessen's services generally includes advice related to executive and director compensation program structure and design, benchmarking data and observations, as well as pay for performance analytics. In addition, Hugessen provides the CGCNC with contextual information relating to compensation best practices and emerging trends. The services provided by Hugessen to the CGCNC in 2017 included:

  •
  review and benchmarking of Magna's independent director and executive compensation practices;
  •
  analysis of Magna's relative performance and NEO compensation;
  •
  advice related to Magna's LTI program;
  •
  advice and recommendations regarding Magna's new NEO compensation framework; and
  •
  ongoing review and advice on compensation recommendations presented for CGCNC approval.

Hugessen's advice was only one of a number of factors (discussed below) which were reviewed and considered by the CGCNC in making its executive compensation recommendations to the Board.

The fees billed by Hugessen for the services it provided to the CGCNC in 2017 and 2016 were:

DESCRIPTION OF SERVICES	2017		2016

	(C$)	(%)	(C$)	(%)

Executive compensation services provided to CGCNC	283,000	100	414,000	100

All other services for Magna	NIL	NIL	NIL	NIL

Total	283,000		414,000

CGCNC Considers a Wide Range of Factors in its Executive Compensation Decisions

In connection with executive compensation decisions, the CGCNC will normally consider a wide range of factors, including:

  •
  Magna's core operating and compensation philosophies and principles;
  •
  alignment of management, employee and shareholder interests to create long-term shareholder value;
  •
  our financial, operating, stock price, ROIC, TSR and rTSR performance;
  •
  long-term strategic objectives;
  •
  compensation risk considerations;
  •
  compensation benchmarking data;
  •
  pay for performance alignment data;
  •
  individual executive performance;
  •
  performance of prior LTI grants;
  •
  the recommendations of our Chief Executive Officer with respect to his direct reports;
  •
  the advice and recommendations of the CGCNC's independent advisors;
  •
  accounting impact and potential dilution to shareholders from equity compensation;
  •
  feedback received from shareholders and other stakeholders;
  •
  general information relating to executive compensation trends and developments; and
  •
  retention, succession and other relevant considerations.

56       Compensation

In making recommendations to the Independent Directors, the CGCNC does not rely solely on any one of the above or other factors.

CGCNC Discretion

The CGCNC maintains complete discretion with respect to target total direct compensation levels under the new framework, as well as the form of STIs and LTIs and the performance goals/targets applied to LTI compensation. In addition, situations may arise from time to time with respect to the ROIC PSUs or TSR PSUs which require the CGCNC to apply discretion to ensure consistency and comparability in goal-setting and measurement.

Under the new compensation framework, the CGCNC has the discretion to change profit sharing percentages on 12 months' advance notice to the executive. Changes to the profit sharing percentages of other NEOs and members of Executive Management currently require up to 24 months' advance notice under our legacy compensation system.

The CGCNC and Executive Management have a common understanding that, as part of the Board's review of the terms of any proposed material acquisition or disposition, the CGCNC will work with Executive Management to identify potential changes to executives' current employment contract terms, including profit sharing percentages, to ensure that executive compensation arrangements remain appropriate following such transactions.

Target Compensation Setting

Under Magna's new compensation framework, the CGCNC determines target total direct compensation for the Chief Executive Officer, who proposes to the CGCNC target total direct compensation levels for his direct reports. The CGCNC assesses proposed target total direct compensation levels in the context of the various factors described above and approves the target. It determines the target amounts to be granted in the form of long-term equity, based on a 60%/40% equity/cash split for the Chief Executive Officer, 55%/45% split for the Chief Financial and Chief Operating Officer and 50%/50% split for each other member of Executive Management.

Taking into account the various factors listed above, as well as the pay mix under the new compensation framework, the CGCNC set target total direct compensation for the company's Chief Executive Officer and Chief Financial Officer as follows for 2017:

	DONALD J. WALKER	VINCENT J. GALIFI

Base Salary	$325,000	$325,000

Annual profit sharing bonus (STI)	0.266% Pre-Tax Profits	0.126% Pre-Tax Profits

ROIC PSUs (LTI)	$4,760,000	$1,932,000

rTSR PSUs (LTI)	$2,380,000	$966,000

Stock Options (LTI)	$4,760,000	$1,932,000

Target Total Direct Compensation	$19,830,000	$8,750,000

Executive Compensation Peer Group

In setting target total compensation levels for members of Executive Management under the new compensation framework, the CGCNC considers benchmarking data from Magna's executive compensation peer group. Such data provides the CGCNC with a basis for determining Magna's pay for performance, including through "back-testing" of realizable pay. It also serves as a market reference point in setting compensation within a reasonable competitive range.

Compensation       57

Magna's executive compensation peer group consists of 18 companies from a broad comparator universe composed primarily of North American public companies which are direct industry peers or capital goods comparables. The broad universe of comparator companies was identified and screened by Hugessen using a three-tiered approach, with broader screening criteria for companies in the automotive industry and narrower criteria for companies in other industries, as follows:

Automotive:	1/5x to 5x Magna's Total Revenue and Total Enterprise Value ("TEV")
Close Capital Goods:	1/3x to 3x Magna's Total Revenue and TEV
Other Capital Goods:	1/2x to 1.5x Magna's Total Revenue and TEV

In recommending potential companies for inclusion in the peer group, Hugessen considered feedback from the CGCNC and Management and also applied its judgment to the results of the quantitative screens discussed above. Based on the above approach, the executive compensation peer group approved by the CGCNC consists of the following companies:

EXECUTIVE COMPENSATION PEER GROUP

Adient plc	Illinois Tool Works Inc.

BorgWarner Inc.	Ingersoll-Rand PLC

Caterpillar Inc.	Johnson Controls Inc.

Cummins Inc.	Lear Corp.

Deere & Company	PACCAR Inc.

Delphi Technologies PLC	Parker-Hannifin Corp.

Eaton Corp.	Raytheon Company

Emerson Electric Co.	Stanley Black & Decker, Inc.

Honeywell International Inc.	The Goodyear Tire & Rubber Company

The foregoing peer group reflects the following changes from the company's 2016 executive compensation peer group:

  •
  addition of capital goods peers Caterpillar Inc., Honeywell International Inc., Johnson Controls Inc., Raytheon Company and The Goodyear Tire & Rubber Company, based on their proximity and relevance to Magna; and
  •
  removal of Navistar International Corp., based on the addition of more relevant peers referenced above.

These changes to the peer group were made following a regular review of the composition and size of the peer group. Since Magna's 2016 peer group (consisting of 14 peers) was relatively compact, the CGCNC faced challenges when trying to draw conclusions from comparative rankings, as one or two companies at either extreme tended to distort the benchmark analysis. Accordingly, the CGCNC engaged Hugessen to review the executive compensation peer group and present its recommendations.

Hugessen advised that while Magna was the largest or one of the largest companies compared to the former peer group in terms of financial measures such as Total Revenue, EBITDA and Total Assets, it was below median of the peer group in terms of TEV. As a result, the former peer group did not reflect a sufficiently broad range of peer companies in terms of scale and complexity. After screening for potential additions to the peer group to better balance the size range within the peer group, Hugessen identified the four peer additions above. By adding these peers, Magna remained in the top quartile of the peer group in terms of financial measures, although no longer the

58       Compensation

largest, and it remained below the median in terms of TEV. Magna's positioning in size relative to the executive compensation peer group is demonstrated by the graphs below.

Magna vs Executive Compensation Peer Group

                                                          All figures presented are as of December 31st, 2017

In terms of benchmarking impact, market compensation levels at the 25th, 50th, 75th and 90th percentiles for most positions are generally higher in the modified peer group due to the addition of some larger peers. However, this outcome was seen as reasonable due to the continued growth in the scale and complexity of Magna relative to the former peer group. Moreover, since the CGCNC is engaged in an exercise of realigning or moderating NEO compensation, the modifications to the peer group are not expected to result in inflation of NEO compensation.

rTSR Peer Group

The CGCNC also uses a rTSR peer group to determine rTSR PSU payouts. The rTSR peer group consists of 12 automotive suppliers selected from a comparator universe of publicly traded North American companies in the automotive industry. The selected peers are considered to be Magna's most direct competitors for business and investor capital, based on such factors as coverage by equity research analysts, as well as inclusion in industry indices and in the peer groups of peer companies. The rTSR peer group also contains the following, each of which counts as the equivalent of a single company within the peer group:

  •
  a composite peer consisting of the three publicly-traded, North American automobile OEMs;
  •
  a composite peer consisting of three publicly-traded European automotive suppliers; and
  •
  the S&P500 index.

As a result, the complete rTSR peer group consists of the following:

TSR PEER GROUP

Adient plc	Gentex Corp.

American Axle Manufacturing & Holdings Inc.	Lear Corp.

Autoliv, Inc.	Linamar Corp.

BorgWarner Inc.	Martinrea International Inc.

Dana Holding Corporation	Tenneco Inc.

Delphi Technologies plc	Visteon Corp.

FiatChrysler / Ford / General Motors (Composite Peer)	Continental / Faurecia / Valeo (Composite Peer)

S&P 500 Index

Compensation       59

C. Elements of Magna's 2017 Executive Compensation Program

2017 NEOs	Consistent with 2016, Magna's Named Executive Officers in 2017 were:
	• Donald J. Walker	Chief Executive Officer
	• Vincent J. Galifi	Executive Vice-President and Chief Financial Officer
	• Tommy J. Skudutis	Chief Operating Officer
	• Jeffrey O. Palmer	Executive Vice-President and Chief Legal Officer
	• James J. Tobin	Chief Marketing Officer and President, Magna Asia

Employment Contracts	Each NEO is subject to an employment agreement which specifies:
• his base salary and profit sharing percentage;
• standard benefits to be provided;
• terms on which compensation can be clawed-back;
• the securities maintenance formula applicable to the executive; and
• the basis on which the executive's employment may be terminated.
Employment contracts for Mr. Walker and Mr. Galifi under the new compensation framework also specify their target total direct compensation.
Overview	Our 2017 compensation program for the NEOs consisted of the following elements:

1. Base Salaries:
We maintain base salaries for NEOs which are positioned significantly below base salaries in our peer group. These low base salaries are intended to:

• maximize the incentive for each executive to pursue profitability for the benefit of all of Magna's stakeholders;
• reinforce the link between executive pay and corporate performance; and
• reflect and reinforce our entrepreneurial corporate culture.
During 2017, the NEOs received identical base salaries of $325,000.

NAME	BASE SALARY ($)

Donald J. Walker	325,000

Vincent J. Galifi	325,000

Tommy J. Skudutis	325,000

Jeffrey O. Palmer	325,000

James J. Tobin	325,000

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2. Short-Term Incentive
STIs for all NEOs are annual profit sharing bonuses, which are completely "at-risk". In order to create maximum incentive to achieve profitability, profit sharing bonuses are earned from the first dollar of profit. This form of incentive is deeply rooted in our entrepreneurial culture, has been a critical factor in our past success and we believe they will be an important factor in our future success.

The STI for Mr. Walker and Mr. Galifi in 2017 consisted solely of a cash bonus based on our "Income from operations before income taxes" ("Pre-Tax Profits"), as stated in our audited financial statements for the fiscal year ended December 31, 2017. The use of Pre-Tax Profits, an audited financial measure, provides simplicity and enhanced transparency to the Board, shareholders and the NEOs whose compensation is determined based on that metric.
Profit sharing percentages and STI for Mr. Walker and Mr. Galifi were as follows in 2017:

	PROFIT SHARING PERCENTAGE (%)	PRE-TAX PROFITS ($)	STI ($)

Donald J. Walker	0.266	2,999,213,000	7,978,000

Vincent J. Galifi	0.126		3,779,000

The remaining NEOs have not yet transitioned to our new compensation framework and remain on a legacy profit sharing structure based on Pre-Tax Profits Before Profit Sharing. Pre-Tax Profits Before Profit Sharing is based on Income from operations before income taxes as reported in our financial statements, adjusted to (among other things) add-back employee profit sharing and aggregate incentive bonuses for specified members of our executive management team, including the NEOs. Profit sharing bonuses paid to NEOs other than Mr. Walker and Mr. Galifi in 2017 were paid in a mix of cash (60%) and deferred equity in the form of RSUs (40%).

The specified profit sharing percentage for each of the NEOs other than Mr. Walker and Mr. Galifi represents the maximum percentage of our Pre-Tax Profits Before Profit Sharing that the NEO is entitled to receive – his actual or effective profit sharing percentage may be lower in a year, since profit sharing declines as our Pre-Tax Profits Before Profit Sharing exceeds $1.5 billion, as follows:

PRE-TAX PROFITS BEFORE PROFIT SHARING	PROPORTION OF SPECIFIED PROFIT SHARING PERCENTAGE

$0 to $1.5 billion	100%

$1.5 billion to $1.75 billion	85%

$1.75 billion to $2.0 billion	70%

$2.0 billion to $2.25 billion	60%

>$2.25 billion	50%

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Due to the impact of the foregoing profit sharing step-downs, the aggregate effective profit sharing percentages for NEOs other than Mr. Walker and Mr. Galifi were as follows in 2017:

NAME	2017 AGGREGATE SPECIFIED PROFIT SHARING PERCENTAGE (%)	2017 AGGREGATE EFFECTIVE PROFIT SHARING PERCENTAGE (%)	STI ($)

Tommy J. Skudutis	0.3000	0.2363	7,493,000

Jeffrey O. Palmer	0.1800	0.1418	4,496,000

James J. Tobin	0.1100	0.0867	2,747,000

Recognition of Individual and Team Performance
The profit share to which an NEO is entitled is intended to reflect the executive's individual contribution to management team performance. However, the direct link to Magna's profits ultimately reflects Magna's overall performance.
CGCNC Discretion Over Profit Shares
Under the new compensation framework, the CGCNC has the discretion to change profit sharing percentages for Mr. Walker and Mr. Galifi on 12 months' advance notice. Changes to the profit sharing percentages of the three other NEOs currently requires 24 months' advance notice.

In addition, in conjunction with the Board's approval of a material acquisition or disposition, the CGCNC may equitably adjust profit sharing percentages to ensure executive compensation arrangements remain appropriate following any such transaction.
STI Paid in Quarterly Installments
The STI paid to Mr. Walker and Mr. Galifi, as well as the cash portion of the STI for the other NEOs is paid in installments. Installments for the first three fiscal quarters of each year are paid following the end of each fiscal quarter, based on our year to date profits. Following the end of each fiscal year, we calculate the profit sharing bonus each NEO is entitled to for that fiscal year, subtract the installments paid for the first three quarters and pay the difference as the final installment.
RSUs Deferred in Quarterly Installments
Under our legacy compensation system, the STI is split between cash (60%) and RSUs (40%). Installments of the RSU portion of the annual profit sharing bonus paid to Mr. Skudutis, Mr. Palmer and Mr. Tobin for the first three fiscal quarters of 2017 were credited to these NEOs following the end of each fiscal quarter, based on our year to date Pre-Tax Profits Before Profit Sharing. The number of RSUs deferred was calculated by taking 40% of the dollar value of the NEO's quarterly profit share and dividing it by the average of the closing prices of our Common Shares on NYSE over the twenty trading days ending on the last business day of the fiscal quarter. Following the end of the fiscal year, we calculated the amount the NEO was entitled to for that fiscal year, subtracted the installments credited for the first three quarters and deferred an amount equal to the difference. Dividends on RSUs are paid in cash at the same time and in the same amounts as dividends on our Common Shares.

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3. Long-Term Incentives:
LTIs for all of the NEOs consist of ROIC PSUs, rTSR PSUs and regular stock options. The three-part LTI is structured to reward a broad range of value-creating behaviour using multiple metrics. A majority (60%) of the total value granted by the CGCNC in the form of LTIs in respect of 2017 was in the form of performance-conditioned PSUs, the maximum realizable number of which is capped at 200% of target. The PSUs are completely "at risk" since performance below specified thresholds can result in no PSUs being paid out.
LTIs in the form of PSUs (at target) and stock options granted to NEOs in respect of 2017 were as follows:

NAME	ROIC PSUS	rTSR PSUS	STOCK OPTIONS	TOTAL LTI ($)

Donald J. Walker	$4,760,000	$2,380,000	$4,760,000	11,900,000

	108,379	54,189	556,725

Vincent J. Galifi	$1,932,000	$966,000	$1,932,000	4,830,000

	43,989	21,995	225,964

Tommy J. Skudutis	$350,000	$175,000	$350,000	925,000

	7,969	3,985	31,250

Jeffrey O. Palmer	NIL	NIL	$160,000	160,000

			14,285

James J. Tobin	$170,000	$85,000	$170,000	425,000

	3,871	1,935	15,178

Mr. Palmer was granted an LTI solely in the form of stock options as part of his pre-retirement arrangements.
ROIC PSUs
The ROIC PSUs are intended to incent and reward capital-efficient value creation over a three-year performance period. The performance period for the ROIC PSUs granted in respect of 2017 is January 1, 2017 to December 31, 2019.

The number of ROIC PSUs realized by an NEO following the performance period depends on the target number granted by the CGCNC, Magna's return on invested capital performance in relation to its cost of capital and the payout scale approved by the CGCNC. The maximum number of ROIC PSUs which can be realized is capped at 200% of target, but no PSUs may ultimately be earned if ROIC performance falls below the payout threshold. The dollar value of compensation realized by an NEO following the performance period will depend on the final number of ROIC PSUs paid-out, as well as the trading price of our Common Shares. When ROIC PSUs are redeemed following the performance period, we will deliver Common Shares acquired on the market under our share repurchase program, with dividends paid in cash based on the final number of ROIC PSUs.
ROIC is defined as: after-tax operating profits, divided by invested capital. For purposes of the calculation of ROIC:
• equity income from non-controlled joint ventures will be included in calculating profits;
• Magna's tax rate will be applied at an assumed rate of 25%;

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• invested capital will be calculated as the difference between (a) total assets, (excluding cash and deferred tax assets) and (b) non-debt short-term liabilities, and will be averaged on a five-fiscal quarter basis; and
• capitalized operating leases will be excluded from the calculation of non-debt short-term liabilities.
Certain other adjustments may also apply, with the CGCNC having discretion to address various situations in order to ensure consistency and comparability in ROIC goal-setting and measurement.
The following table sets out the payout scale for the ROIC PSUs (interpolation applies for points between the payout levels):

PERFORMANCE LEVEL	ROIC (%)	PAYOUT (AS % OF TARGET)

Maximum	19.0%	200%

Target	13.5% to 14.5%	100%

Threshold (Cost of Capital)	9%	50%

Below Threshold	–	0%

As an exception to the foregoing payout scale, if Magna's ROIC (determined in the manner discussed below) is below the Threshold / Cost of Capital but three-year rTSR as determined for purposes of the rTSR PSUs is greater than or equal to the 55th percentile of the rTSR peer group, then 50% of the target number of ROIC PSUs will be paid out.

In determining the payout scale for the ROIC PSUs, the CGCNC considered an ROIC back-testing analysis covering the time period from 1998 to 2018 (forecast based on business plan). Over such time period, the back-testing analysis implied that the number of ROIC PSUs paid out would have been roughly at target had they been in place throughout that time period, with zero PSUs or a number of PSUs below-target paid-out in roughly one-third of those years. Such results were within the range of market practice, according to the CGCNC's compensation advisor.

Since Magna operates in a cyclical industry, we will average the implied payout for each of the three individual years of the performance period to determine the actual ROIC PSU payout. This means that a year of ROIC performance which is below our cost of capital will count as 0% in the payout calculation, but cannot be a negative percentage. The effect of this is that the ROIC PSU payout will not directly correspond to our three-year compound average ROIC. During automotive industry downturn years, it is possible that ROIC could be negative, due to a deterioration in EBIT tied to a significant drop in vehicle production volumes. Based on back-testing, negative ROIC would not be expected in normal industry downturns, but it was experienced during the 2008-2009 global recession. By calculating ROIC PSU payout based on the average implied payouts for each of the years of the performance period, extreme outlier years (such as 2008) cannot have a disproportionate impact on the payout calculation. The feature also operates to place a cap on ROIC performance above the maximum level, thus preventing positive outlier years from having a disproportionate impact on the payout calculation.

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rTSR PSUs
The rTSR PSUs are intended to incent and reward creation of shareholder value, relative to the companies in the rTSR peer group approved by the CGCNC. The performance period for the rTSR PSUs granted in respect of 2017 is January 1, 2017 to December 31, 2019.f

The number of rTSR PSUs realized by an NEO following the performance period depends on the target number granted by the CGCNC, Magna's three-year rTSR performance and the payout scale approved by the CGCNC. The number of rTSR PSUs which can be realized is capped at 200% of target and no rTSR PSUs would be paid for rTSR performance below the 25th percentile of the rTSR peer group. The dollar value of compensation realized by an NEO following the performance period will depend on the final number of rTSR PSUs paid-out, as well as the trading price of our Common Shares. When rTSR PSUs are redeemed following the performance period, we will deliver Common Shares acquired on the market under our share repurchase program, with dividends paid in cash based on the final number of rTSR PSUs.
The following table sets out the payout scale for the rTSR PSUs (interpolation applies for points between the payout levels):

PERFORMANCE LEVEL	THREE-YEAR rTSR (PERCENTILE)	PAYOUT (% OF TARGET)

Maximum	> 75th	200%

Above Target	65th	150%

Target	50th	100%

Below Target	35th	50%

Threshold	< 25th	0%

As an exception to the foregoing payout scale, if the company's three-year rTSR is greater than the target level, but absolute three-year TSR is negative, the number of rTSR PSUs paid out will be capped at the target level. This feature recognizes that payouts should not exceed target where shareholders have experienced a deterioration in the absolute value of their holdings.
Stock Options
Stock options serve as a tool to incent absolute share price returns over the medium- to long-term (three to seven years). Magna's stock options vest in equal one-third tranches on the first three anniversaries of the grant date and expire on the seventh anniversary of the grant date. The CGCNC is committed to responsible option granting practices, including by maintaining annual option grants to all participants below 1% of our issued and outstanding shares. Options are not priced during trading blackouts and are granted at an exercise price equal to market price on the NYSE.

Compensation       65

Stock options are typically granted in late February or early March of a year. Consistent with the approach to all LTI grants under the new compensation framework, stock options in respect of 2017 compensation were granted to Mr. Walker and Mr. Galifi on March 8, 2017, as follows:

	EXERCISE PRICE ($)	NO. OF OPTIONS	COMPENSATION VALUE ($)

Donald J. Walker	42.73	556,725	4,760,000

Vincent J. Galifi	42.73	225,964	1,932,000

Stock options granted to the remaining NEOs and all other employees in respect of 2017 were granted on March 19, 2018 and, as a result, their options have a different exercise price from those granted to Mr. Walker and Mr. Galifi. Once all of the NEOs have been transitioned to the new compensation framework, stock options will be granted to all of them early in the calendar year as part of their compensation for that year. Details of the options granted to the remaining NEOs in respect of 2017 were as follows:

	EXERCISE PRICE ($)	NO. OF OPTIONS	COMPENSATION VALUE ($)

Tommy J. Skudutis	55.64	31,250	350,000

Jeffrey O. Palmer	55.64	14,285	160,000

James J. Tobin	55.64	15,178	170,000

Stock Option Plans
Stock option grants are made under our 2009 Incentive Stock Option Plan, which was approved by shareholders in May 2010. The 2009 Option Plan is discussed in further detail under "Incentive Plan Awards".
Option Exercise Increases an Executive's Securities Maintenance Requirement
We treat a stock option gain (being market price at time of exercise, less exercise price and deemed taxes on the gain) as if it was income earned in the year of the option exercise. As a result, the number of shares to be held pursuant to an NEO's securities maintenance requirement will increase in respect of a year in which stock options are exercised. If the executive already owns a sufficient number of Common Shares and RSUs to meet this increased securities maintenance requirement, no further shares need to be held from the option exercise. If an NEO does not own enough shares to meet this increased securities maintenance requirement, the additional required number of shares will need to be held following the option exercise.
Post-Retirement Hold-Back
If an NEO ceases to be employed by Magna (including any affiliates) within one year following the date of a stock option exercise, he must hold shares with a market value (at the exercise date) equal to the net after-tax gain until the one-year anniversary of the exercise date.

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Restricted Shares
In the past, we made restricted share grants to Donald Walker, Vincent Galifi, Jeffrey Palmer and Tommy Skudutis. The last such grant was made in 2008. Restricted share grants are not expected to be an ongoing feature of our executive compensation program; however, previously granted restricted shares continue to be released in accordance with their original terms of grant.
Forfeiture of Restricted Shares
Restricted shares are released to an executive in equal 10% increments over a ten-year period immediately following an initial five-year qualification period. However, restricted shares are subject to forfeiture if:
• during the ten-year release period, the executive competes with Magna, solicits Magna employees or discloses confidential Magna information to a third party;
• while employed by Magna, the executive fails to devote his full time and attention to Magna's business; or
• the executive's employment is terminated due to theft, bribery or fraud.

Since the restricted shares were taxed in the year of grant, forfeiture of the shares also effectively results in forfeiture of amounts paid personally by the executive as taxes on the restricted shares.
Anti-Hedging Restrictions
Executives are not permitted to engage in activities which would enable them to improperly profit from changes in our stock price or reduce their economic exposure to a decrease in our stock price. Prohibited activities include "puts", "collars", equity swaps, hedges, derivative transactions and any transaction aimed at limiting an executive's exposure to a loss or risk of loss in the value of the Magna securities which he holds.
Automatic Securities Disposition Plans
Executives are permitted to enter into automatic securities disposition plans ("ASDPs"), which are also known as Rule 10b5-1 Plans. Such plans allow executives to establish a plan for the sale of Common Shares held by the executive and exercise of stock options granted to them, subject to meeting all legal requirements applicable to such plans. Among other things, an executive may only enter into, modify or terminate a plan while he or she is not under a trading blackout or otherwise in possession of material undisclosed information. None of the NEOs had an ASDP in place during 2017.
4. Benefits
Benefits provided to NEOs are the same as those provided to other employees in the same country, with a few exceptions discussed below. As discussed earlier, Magna does not provide a defined benefit pension plan or other retirement benefits to NEOs, consistent with our compensation approach to employees generally.
Medical, Dental and Disability Benefits	NEOs receive the same medical, dental and disability benefits as other employees in the same country.

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CEO and CFO Life Insurance Premiums Are Reimbursed
NEOs other than Donald Walker and Vincent Galifi receive the same insurance benefits as those available to other employees in the same country. In addition to these standard insurance benefits, we reimbursed life insurance premiums on insurance policies for Donald Walker and Vincent Galifi. During 2017, the premiums reimbursed were as follows:
• Donald Walker: $132,000(1)
• Vincent Galifi: $48,000(1)

Note:
1. Converted from C$ at the BoC exchange rate on December 29, 2017.
Life insurance premium reimbursements are not grossed-up for income tax.
"Perks" are Limited
We provide limited "perks" to NEOs consisting of occasional access to corporate aircraft for personal use and access to corporate facilities, in each case when not required for business purposes and subject to reimbursement as discussed below.
Occasional Personal Use of Corporate Aircraft Is Subject to Partial Reimbursement
NEOs are permitted occasional access to corporate aircraft for personal use, in accordance with policies approved by the CGCNC. Any personal use must be reimbursed at 150% of an equivalent business class airfare for the same route. However, the difference between the "aggregate variable operating cost" of the personal flight and the amount reimbursed by the executive is treated as a "perk" and is disclosed in the Summary Compensation Table under "All Other Compensation".

We add together all variable costs for operating the aircraft for a fiscal year, including fuel, maintenance, customs charges, landing and handling fees, data and communications charges and any other similar costs and divide that total by the number of hours flown during the year to calculate a cost per flight hour. The cost per flight hour multiplied by the flight hours for a personal flight, minus the amount reimbursed by the executive, is the value of the "perk".
Other Perks
NEOs are entitled to access the Magna Golf Club adjacent to the Company's head office for business purposes. Applicable charges relating to personal use are paid for by the executive at the club's regular rates.

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Executive Equity Ownership
Executive Management Securities Maintenance Requirements
Each NEO is subject to a securities maintenance requirement which takes one-third of his compensation in respect of each of the prior three calendar years consisting of base salary, profit sharing bonus and other incentive compensation, including gains realized from the exercise of stock options, after deducting income tax at a deemed rate of 50%, then divides the result by the average daily closing prices of our Common Shares on NYSE over those three years. In the event an NEO falls below the securities maintenance requirement, the NEO's bonus is withheld until he demonstrates compliance with the requirement.

NAME	NO. OF SHARES AND RSUS TO BE HELD (#)	NO. OF SHARES AND RSUS HELD AS OF 12/31/17 (#)	STATUS	12/31/17 VALUE(1) ($)

Donald J. Walker	354,481	2,202,444	Exceeds	124,813,000

Vincent J. Galifi	123,624	1,101,656	Exceeds	62,431,000

Tommy J. Skudutis	98,261	265,077	Exceeds	15,022,000

Jeffrey O. Palmer	118,884	493,598	Exceeds	27,972,000

James J. Tobin	29,905	85,322	Exceeds	4,835,000

Note:
1. Based on the closing price of Magna Common Shares on the NYSE on December 29, 2017.

Termination/ Severance
Termination/ Severance Payments are Limited to a Maximum of 24 Months Compensation
Each NEO is entitled to 12 months' severance pay, plus one additional month of severance pay for each year employed by Magna (including any subsidiaries), to a maximum of 24 months' severance (the "Notice Period") in the event of termination without cause. Based on their years of service to Magna, each NEO would be entitled to 24 months' severance pay if terminated without cause.

NAME	TENURE WITH (MAGNA) (YEARS)	SEVERANCE ENTITLEMENT (# MONTHS)

Donald J. Walker	30+	24

Vincent J. Galifi	28+	24

Tommy J. Skudutis	26+	24

Jeffrey O. Palmer	17+	24

James J. Tobin	15+	24

Severance payments are based on the average of an NEO's base salary and STIs for the 12 fiscal quarters prior to the termination.

A summary showing the treatment of each compensation element in different termination scenarios is set forth below under "Summary of Treatment of Compensation on Resignation, Retirement, Termination or Change in Control".

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Change in Control Protections
Double-Trigger
We maintain "double trigger" change in control protection for the NEOs; however, such protection does not provide any enhanced severance. The primary benefit is the acceleration of any unvested stock options in the event that a change in control is followed by termination of employment or constructive dismissal for "good reason". In a Change in Control scenario, treatment of outstanding stock options will need to be addressed by the CGCNC. Depending on the nature of the acquiror, outstanding options could become exercisable into equity of the acquiror. However, outstanding options could also be accelerated, in which case there would be no incremental benefit to the executive of such protection.

The definition of "good reason" for purposes of the change in control protection covers a number of standard events that would ordinarily be a basis for constructive dismissal. In addition, except in the case of Mr. Walker and Mr. Galifi, the definition includes as an event of good reason the implementation of a financing, sale, merger, reorganization or other transaction related to a change in control, which would reasonably be expected to reduce Pre-Tax Profits Before Profit Sharing by 20% over the following two-year period from the last Board-approved business plan (a "Leverage Transaction"). The principal intent of this provision is to address a scenario whereby a purchaser of Magna could add significant debt to Magna's balance sheet, but could also include other restructuring transactions following a change in control, the effect of which in each case could be to materially reduce or eliminate profits and thus annual profit sharing bonuses for any NEO whose employment continued following the change in control. In any such scenario, there could be a misalignment of interests between NEOs and shareholders since NEOs could have a disincentive to support a change in control transaction involving a potential purchaser who plans to implement a Leverage Transaction following completion of the change in control.

To address this concern, in the event a purchaser of Magna implements a Leverage Transaction following a change in control, any NEO whose employment continues could claim that the second "trigger" of the double-trigger protection had been activated, thus entitling him to standard severance and the option treatment determined by the CGCNC, as discussed above.

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Summary of Treatment of Compensation on Resignation, Retirement, Termination, or Change in Control

Element of Compensation	Resignation	Retirement	Termination – Cause	Termination – No Cause	Termination Without Cause on Change in Control

Base Salary	Pro-rated to effective date	Pro-rated to effective date	Pro-rated to effective date	Average of compensation excluding LTIs for the last 12 fiscal quarters	Average of compensation excluding LTIs for the last 12 fiscal quarters

Annual Bonus – Cash	Pro-rated to effective date	Pro-rated to effective date	Pro-rated to effective date	paid out over severance period (up to 24 months) as	paid out over severance period (up to 24 months) as

Annual Bonus – RSUs(1)	Pro-rated vesting to effective date of resignation. Redeemed on regular payout date (2+ years after earned).	Pro-rated vesting to effective date of retirement. Redeemed on regular payout date (2+ years after earned).	Pro-rated vesting to effective date of termination. Redeemed on regular payout date (2+ years after earned).	salary continuation (bi-weekly) or lump-sum.	salary continuation (bi-weekly) or lump-sum.

ROIC PSUs and TSR PSUs	PSUs granted in year of resignation are redeemed on regular payout date, subject to payout conditions established at time of grant (0% to 200%) and pro ration to reflect the proportion of the year worked.	PSUs granted in year of retirement are redeemed on regular payout date, subject to payout conditions established at time of grant (0% to 200%).	Forfeiture of unredeemed PSUs	PSUs granted in year of termination are redeemed on regular payout date, subject to payout conditions established at time of grant (0% to 200%) and pro ration to reflect the proportion of the year worked.	PSUs granted in year of termination are redeemed on regular payout date, subject to payout conditions established at time of grant (0% to 200%) and pro ration to reflect the proportion of the year worked.

Stock Options	Unvested and unexercised options expire on earlier of option expiry date and three months after effective date of resignation.	Unvested and unexercised options expire on earlier of option expiry date and three years after effective date of retirement. No acceleration of performance stock options. In case of retirement in 2019 or after, option expiry does not accelerate, provided NEO is a "Good Leaver".(2)	All unexercised options expire on effective date of termination.	Unvested and unexercised options expire on earlier of option expiry date and three months after effective date of termination. No acceleration of performance stock options.	Vested options can be exercised until earlier of option expiry date and 12 months after Notice Period (as defined above). Unvested time-vested options accelerate and can be exercised until same date. No acceleration of performance stock options.

Restricted Shares	After qualifying period, released in 1/10 tranches per year provided conditions of confidentiality, non-solicitation and non-competition are observed.	After qualifying period, released in 1/10 tranches per year provided conditions of confidentiality, non-solicitation and non-competition are observed.	After qualifying period, released in 1/10 tranches per year provided conditions of confidentiality, non-solicitation and non-competition are observed. Where termination is due to theft, bribery or fraud, unreleased restricted shares are forfeited.	After qualifying period, released in 1/10 tranches per year provided conditions of confidentiality, non-solicitation and non-competition are observed.	After qualifying period, released in 1/10 tranches per year provided conditions of confidentiality, non-solicitation and non-competition are observed.

Benefits & Perks	None	None	None	None	None

Pension	None	None	None	None	None

Notes:

1.
Effective as of January 1, 2017, RSUs were no longer granted to Mr. Walker or Mr. Galifi, but continued to be granted to the remaining NEOs.

2.
"Good Leaver" applies where a retiring NEO does not receive severance and enters into a retirement agreement approved by the Board which establishes a reasonable notice period prior to the NEO's retirement date, outlines his transitional responsibilities and reaffirms his non-competition and non-solicitation obligations.

Compensation       71

Summary of Incremental Severance, Termination and Change in Control Payments	The table below shows the value of the estimated incremental payments or benefits that would accrue to each NEO upon termination of his or her employment following resignation, normal retirement, termination without cause, termination with cause and termination without cause on change in control. For stock options, the values shown represent the in-the-money value of any grants the vesting of which would accelerate as a result of each termination circumstance below.

	Resignation	Retirement	Termination – Cause	Termination Without Cause		Termination Without Cause on Change in Control

Donald J. Walker
Severance	NIL	NIL	NIL	29,686,000		29,686,000
RSUs	NIL	NIL	NIL	NIL		NIL
ROIC PSUs	NIL	NIL	NIL	NIL		NIL
TSR PSUs	NIL	NIL	NIL	NIL		NIL
Stock Options	NIL	NIL	NIL	NIL		9,640,000	(1)
Benefits & Perks	NIL	NIL	NIL	NIL		NIL
Pension	NIL	NIL	NIL	NIL		NIL

Total						39,326,000

Vincent J. Galifi
Severance	NIL	NIL	NIL	12,656,000		12,656,000
RSUs	NIL	NIL	NIL	NIL		NIL
ROIC PSUs	NIL	NIL	NIL	NIL		NIL
TSR PSUs	NIL	NIL	NIL	NIL		NIL
Stock Options	NIL	NIL	NIL	NIL		3,799,000	(1)
Benefits & Perks	NIL	NIL	NIL	NIL		NIL
Pension	NIL	NIL	NIL	NIL		NIL

Total						16,455,000

Tommy J. Skudutis
Severance	NIL	NIL	NIL	15,132,000		15,132,000
RSUs	NIL	NIL	NIL	NIL		NIL
ROIC PSUs	NIL	NIL	NIL	NIL		NIL
TSR PSUs	NIL	NIL	NIL	NIL		NIL
Stock Options	NIL	NIL	NIL	NIL		617,000	(1)
Benefits & Perks	NIL	NIL	NIL	NIL		NIL
Pension	NIL	NIL	NIL	NIL		NIL

Total						15,749,000

Jeffrey O. Palmer
Severance	NIL	NIL	NIL	2,825,000	(2)	2,825,000	(2)
RSUs	NIL	NIL	NIL	NIL		NIL
ROIC PSUs	NIL	NIL	NIL	NIL		NIL
TSR PSUs	NIL	NIL	NIL	NIL		NIL
Stock Options	NIL	NIL	NIL	NIL		506,000	(1)
Benefits & Perks	NIL	NIL	NIL	NIL		NIL
Pension	NIL	NIL	NIL	NIL		NIL

Total						3,331,000

James J. Tobin
Severance	NIL	NIL	NIL	5,959,000		5,959,000
RSUs	NIL	NIL	NIL	NIL		NIL
ROIC PSUs	NIL	NIL	NIL	NIL		NIL
TSR PSUs	NIL	NIL	NIL	NIL		NIL
Stock Options	NIL	NIL	NIL	NIL		278,000	(1)
Benefits & Perks	NIL	NIL	NIL	NIL		NIL
Pension	NIL	NIL	NIL	NIL		NIL

Total						6,237,000

Notes:

1. Represents the in-the-money value of options, the vesting of which is accelerated in case of a change in control followed by an act of "good reason" resulting in a "double-trigger change" in control, using the closing price of Magna Common Shares on the TSX on December 29, 2017, converted at the BoC exchange rate on such date for options denominated in C$.
2. Severance calculation reflects Mr. Palmer's retirement effective date of July 31, 2018.

72       Compensation

D. Compensation Risk Management

Overall Level of Compensation Risk is Reasonable in Light of Nature of Magna's Business and Industry
The CGCNC has considered whether Magna's executive compensation system may encourage excessive risk taking. The CGCNC concluded that the potential risks created by any particular element of the system are appropriately mitigated by other elements and that the overall level of risk is reasonable in light of the nature of Magna's business and the automotive industry. In reaching this conclusion, the CGCNC considered the methods described below which are employed to help establish an appropriate balance between risk and reward, as well as to encourage responsible decision-making:

•      Board/CGCNC oversight of executive compensation generally;
•     independent advice and recommendations on compensation matters provided by compensation consultants and legal advisors directly selected and retained by the CGCNC;
•     Board/CGCNC discretion to determine target total compensation and adjust profit-sharing percentages on notice or in case of M&A transactions;
•     complete Board/CGCNC discretion over LTI structure;
•     mix of compensation vehicles and metrics;
•     links between executive compensation and consequences of management decision-making, including due to dollar-for-dollar impact of impairments and restructuring charges on profit-sharing pool;
•     deferral of compensation in the form of RSUs, for NEOs still on Magna's legacy compensation system;
•     performance conditioning of PSUs and cap on the maximum number of PSUs which can be realized;
•     compensation clawback in the event of a financial restatement (excluding a restatement resulting from retroactive application of a change to GAAP);
•     forfeiture risk applicable to RSUs, PSUs, stock options and unreleased restricted shares in certain circumstances;
•     significant levels of personal wealth "at risk" due to equity maintenance requirements;
•     post-retirement holdback of option shares resulting from option exercise occurring within one-year prior to retirement; and
• anti-hedging restrictions.

Compensation       73

Summary Compensation Table

The following table sets forth a summary of all compensation earned in respect of 2017, 2016 and 2015 by the individuals who were our Named Executive Officers in respect of 2017. All amounts are presented in U.S. dollars and any applicable amounts in other currencies have been converted to U.S. dollars.

					NON-EQUITY INCENTIVE PLAN COMPENSATION ($)

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	SHARE-BASED AWARDS(1) ($)	OPTION-BASED AWARDS(2) ($)	ANNUAL(3) ($)	LONG- TERM ($)	PENSION VALUE ($)	ALL OTHER COMPENSATION ($)	TOTAL COMPENSATION ($)

Donald J. Walker	2017	325,000	7,140,000	4,760,000	7,978,000	NIL	NIL	155,000(4)	20,358,000
Chief Executive Officer	2016	325,000	9,050,000	1,188,000	10,902,000	NIL	NIL	123,000(4)	21,588,000
	2015	325,000	6,962,000	2,875,000	10,444,000	NIL	NIL	155,000(4)	20,761,000

Vincent J. Galifi	2017	325,000	2,898,000	1,932,000	3,779,000	NIL	NIL	64,000(5)	8,998,000
Executive Vice-President	2016	325,000	3,522,000	410,000	4,361,000	NIL	NIL	45,000(5)	8,663,000
and Chief Financial Officer	2015	325,000	2,785,000	992,000	4,177,000	NIL	NIL	66,000(5)	8,345,000

Tommy J. Skudutis	2017	325,000	3,522,000	350,000	4,496,000	NIL	NIL	18,000(6)	8,711,000
Chief Operating Officer,	2016	325,000	3,492,000	390,000	4,361,000	NIL	NIL	33,000(6)	8,601,000
Exteriors, Seating,	2015	325,000	2,785,000	940,000	4,177,000	NIL	NIL	4,000(6)	8,231,000
Mirrors, Closures and Cosma

Jeffrey O. Palmer	2017	325,000	1,798,000	160,000	2,697,000	NIL	NIL	NIL	4,980,000
Executive Vice-President	2016	325,000	1,744,000	320,000	2,617,000	NIL	NIL	NIL	5,006,000
and Chief Legal Officer	2015	325,000	1,880,000	340,000	2,820,000	NIL	NIL	23,000(7)	5,388,000

James J. Tobin	2017	325,000	1,354,000	170,000	1,648,000	NIL	NIL	NIL	3,497,000
Chief Marketing Officer	2016	325,000	1,329,000	176,000	1,599,000	NIL	NIL	NIL	3,429,000
and President, Magna Asia	2015	325,000	1,021,000	425,000	1,532,000	NIL	NIL	NIL	3,303,000

Notes:

1.
Amounts disclosed in this column represent the grant date fair value of annual profit sharing bonuses deferred in the form of RSUs. For 2017 compensation, these amounts also include the grant value (at target) of PSUs granted in respect of 2017.

2.
Amounts disclosed in this column represent the compensation value intended to be conferred by the Board in the form of the stock options. In valuing such options, the CGCNC initially made reference to the value of a time-vested stock option determined using the Black-Scholes option pricing model, as set forth in the table below. Where the inputs and assumptions used in the Black-Scholes option pricing model would have resulted in a value below 20% of the option exercise prices, which the CGCNC deemed to be unreasonably low, the CGCNC imposed a "floor" value of 20% of the exercise price.

The Black-Scholes option pricing model requires the input of a number of assumptions, including expected dividend yields, expected stock price volatility, expected time until exercise and risk-free interest rates. Although the assumptions used reflect our best estimates, they involve inherent uncertainties based on market conditions generally outside Magna's control. If other assumptions are used, the stock option value disclosed could be significantly impacted.

Options granted in respect of 2015 were subject to performance conditions for vesting. The CGCNC assigned a 10% discount to the "floor" value to reflect the impact of the relative performance hurdle and risk of forfeiture inherent in the performance-vested stock options. In determining the discount to be 10%, the CGCNC considered various valuation approaches, assumptions and scenarios, as well as the advice of its independent advisors and equity compensation consultants retained to assist Magna in determining the accounting value of the performance stock options. The compensation value of the options shown for 2015, differs from the accounting value of such options, which was determined using a Monte Carlo simulation model. A Monte Carlo simulation is a generally accepted statistical technique, which was used to simulate a range of possible future stock prices over the seven-year option term for Magna and the companies in its performance stock option peer group. The simulation generates an estimate of the fair value of a performance-vested stock option for purposes of financial accounting under the Financial Accounting Standards Board's ASC 718. The

74       Compensation

  simulated fair value estimate per vesting tranche of the 2015, based on an exercise price of $38.23 (being the NYSE closing price of Magna Common Shares on February 26, 2016) as follows:

2015 SIMULATED FAIR VALUE

Tranche 1	$7.89

Tranche 2	$8.29

Tranche 3	$8.54

  The weighted average assumptions used in measuring the Black-Scholes fair value and "floor value" of stock options granted in respect of 2017, 2016 and 2015 are as follows:

	2017 (CEO/CFO)	2017 (OTHER)	2016	2015

Risk-free interest rate	2.02%	2.62%	1.92%	1.22%

Expected dividend yield	2.00%	2.00%	2.00%	2.00%

Expected volatility (rounded)	26%	25%	26%	27%

Expected time until exercise	4.5 years	4.5 years	4.5 years	4.5 years

Grant Date Fair Value per option (Black-Scholes)	$8.35	$11.20	$8.35	$7.33

"Floor" Value	$8.55	—	$8.61	$7.65

3.
Amounts disclosed in this column represent annual profit sharing bonuses paid in cash.

4.
Amounts disclosed in this column consist of:

DESCRIPTION	2017 ($)	2016 ($)	2015 ($)

Amounts reimbursed by Magna in respect of premiums paid by Mr. Walker on a life insurance policy	132,000	123,000	120,000

Personal use of corporate aircraft	32,000	NIL	35,000

Total	155,000	123,000	155,000

5.
Amounts disclosed in this column consist of:

DESCRIPTION	2017 ($)	2016 ($)	2015 ($)

Amounts reimbursed by Magna in respect of premiums paid by Mr. Galifi on a life insurance policy	48,000	45,000	43,000

Personal use of corporate aircraft	16,000	NIL	23,000

Total	64,000	45,000	66,000

6.
Amounts disclosed in this column consist of:

DESCRIPTION	2017 ($)	2016 ($)	2015 ($)

Personal use of corporate aircraft	18,000	33,000	4,000

7.
Amounts disclosed in this column consist of:

DESCRIPTION	2017 ($)	2016 ($)	2015 ($)

Personal use of corporate aircraft	NIL	NIL	23,000

Compensation       75

Incentive Plans and Awards

Stock Option Plans	Stock option grants are made under the 2009 Plan, which was approved by shareholders on May 6, 2010 and is administered by the CGCNC.
Eligible Participants Under 2009 Plan
Under the 2009 Plan, stock options may be granted to employees of and consultants to Magna and its subsidiaries. The CGCNC does not foresee options being granted to consultants, except in limited circumstances such as where an individual performs services for Magna through a consulting arrangement for tax or other similar reasons. No options were granted to consultants in 2017.
2009 Plan Limits	The maximum number of Common Shares:
• issued to Magna "insiders" within any one-year period; and
• issuable to Magna insiders at any time,
under the option plans and any other security-based compensation arrangements (as defined in the TSX Company Manual) cannot exceed 10% of our total issued and outstanding Common Shares, respectively.
Option Exercise Prices are at or Above Market Price on Date of Grant
Exercise prices are determined at the time of grant, but cannot be less than the closing price of a Common Share on the TSX (for options denominated in Canadian dollars) or NYSE (for options denominated in U.S. dollars) on the trading day immediately prior to the date of grant.
3-Year Option Vesting; 7-Year Option Life
Time-vested options granted under the 2009 Plan vest in equal proportions on each of the first three anniversaries of the grant date, unless otherwise determined by the CGCNC. Performance-vested options granted under the 2009 Plan vest as to one-sixth, one-third and one-half on the first three anniversaries of the grant date, respectively, subject to satisfaction of an rTSR performance hurdle. Subject to accelerated expiry of time-vested options in certain circumstances, options granted under the 2009 Plan expire seven years after grant, unless otherwise determined by the CGCNC. On cancellation or surrender of options under the 2009 Plan, the underlying shares are added back to the number of Common Shares reserved for issuance and are available for re-grant.
Amending the 2009 Plan	The 2009 Plan gives the Board the power to amend the plan, except for the following types of amendments which require shareholder approval:
• increases to the number of shares reserved for issuance under the plan (excluding an equitable increase in connection with certain capital reorganizations);
• a reduction in the exercise price of an option;
• an extension of an option term (excluding certain limited extensions to allow the exercise of options which expire during or within two business days after the end of a trading blackout);

76       Compensation

• an increase in the 10% limit on option shares issuable to insiders, as described above; and
• amendment of the amending provision of the plan.
There were no amendments to the 2009 Plan during 2017.
Copies of Option Plans on Magna.com	The full text of the amended and restated 2009 Plan is available on our website (www.magna.com).
Equity Compensation Plan Information	As of December 31, 2017 and the Record Date, compensation plans under which our Common Shares are authorized for issuance are as follows:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS

	12/31/2017 (#)	RECORD DATE (#)	12/31/2017 ($)	RECORD DATE ($)	12/31/2017 (#)	RECORD DATE (#)

Equity compensation plans approved by securityholders:
2009 Plan	7,751,334	9,124,359	$43.06	$45.18	7,947,535	6,446,550

Option Burn-Rate, Dilution and Overhang	Taking into account the 2,115,759 options granted in calendar 2017, Magna's option dilution and overhang were as follows as of December 31, 2017:

Notes:
1. Represents stock options granted in calendar 2017, expressed as a proportion of the number of Magna Common Shares which were outstanding as of December 31, 2017.
Using the weighted-average number of shares outstanding during each of 2017, 2016 and 2015, option burn-rates for such years were as follows:

	2017	2016	2015

Options granted in calendar year	2,115,759	2,206,395	1,526,722

Weighted-average shares outstanding	371,800,000	391,000,000	407,500,000

Burn-Rate	0.6%	0.6%	0.4%

2. Represents all stock options previously granted but not exercised as of December 31, 2017, expressed as a proportion of the number of Magna Common Shares which were outstanding as of such date.

3. Represents all stock options available for grant and all stock options previously granted but not exercised as of December 31, 2017, expressed as a proportion of the number of Magna Common Shares which were outstanding as of such date.

Compensation       77

Outstanding Option-Based Awards	Outstanding option-based awards for each of our Named Executive Officers as of December 31, 2017 were as follows:

	OPTION-BASED AWARDS				SHARE-BASED AWARDS

	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS(1) (#)	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE (MM/DD/YY)	VALUE OF UNEXERCISED IN-THE- MONEY OPTIONS(2) ($)	NUMBER OF SHARE-BASED AWARDS THAT HAVE NOT VESTED (#)	MARKET OR PAYOUT VALUE OF SHARE-BASED AWARDS THAT HAVE NOT VESTED ($)	MARKET OR PAYOUT VALUE OF VESTED SHARE-BASED AWARDS NOT PAID OUT OR DISTRIBUTED ($)(3)

Donald J. Walker	80,000	C$28.51	03/03/20	2,725,000	NIL	NIL	10,230,000
	264,000	C$53.35	03/04/21	3,764,000
	320,414	$54.53	02/25/22	686,000
	417,878	$38.23	02/28/23	7,706,000
	137,979	$43.05	02/26/24	1,879,000
	556,725	$42.73	03/07/24	7,761,000

Total	1,776,996			24,521,000

Vincent J. Galifi					NIL	NIL	4,092,000
	92,000	C$53.35	03/04/21	1,312,000
	112,782	$54.53	02/25/22	241,000
	144,186	$38.23	02/28/23	2,659,000
	47,619	$43.05	02/26/24	649,000
	225,964	$42.73	03/07/24	3,150,000

Total	622,551			8,011,000

Tommy J. Skudutis					NIL	NIL	11,825,000
	101,270	$54.53	02/25/22	217,000
	136,628	$38.23	02/28/23	2,519,000
	45,296	$43.05	02/26/24	617,000

Total	283,194			3,353,000

Jeffrey O. Palmer	40,000	C$53.35	03/04/21	570,000	NIL	NIL	7,467,000
	42,076	$54.53	02/25/22	90,000
	49,419	$38.23	02/28/23	911,000
	37,166	$43.05	02/26/24	506,000

Total	168,661			2,077,000

James J. Tobin	55,576	$24.44	03/01/19	1,791,000	NIL	NIL	2,660,000
	40,000	$27.76	03/03/20	1,157,000
	40,000	$48.05	03/04/21	345,000
	45,846	$54.53	02/25/22	98,000
	61,773	$38.23	02/28/23	1,139,000
	20,441	$43.05	02/26/24	278,000

Total	263,636			4,808,000

Notes:

1.
Includes both vested and unvested options. Unvested options may remain subject to time and/or performance-vesting conditions.

2.
Determined using the closing price of Magna Common Shares on the TSX on December 29, 2017 and the BoC exchange rate on such date for options denominated in C$. Value shown reflects in-the-money value of all options, whether or not exercisable as of December 31, 2017.

3.
Represents the market value of previously granted, unreleased restricted shares and any RSUs which had not been redeemed as at December 29, 2017. The value shown was determined using the closing price of Magna Common Shares on the NYSE on December 29, 2017.

78       Compensation

Incentive Plan Awards – Value Vested During the Year	The values of option-based and share-based awards which vested, and non-equity incentive plan compensation earned, during the year ended December 31, 2017, are set forth below:

NAME	OPTION-BASED AWARDS – VALUE VESTED DURING THE YEAR(1) ($)	SHARE-BASED AWARDS – VALUE VESTED DURING THE YEAR(2) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION – VALUE EARNED DURING THE YEAR(3) ($)

Donald J. Walker	1,022,000	349,000	7,978,000

Vincent J. Galifi	354,000	140,000	3,779,000

Tommy J. Skudutis	331,000	3,171,000	4,496,000

Jeffrey O. Palmer	131,000	1,907,000	2,697,000

James J. Tobin	44,000	1,163,000	1,648,000

Notes:

1.
Represents the vesting date value of previouly granted stock options which vested during 2017 and assumes that any such options which were in-the-money were exercised on the vesting date.

2.
In the case of Mr. Walker and Mr. Galifi, the amounts in this column represent dividends credited on unreleased RSUs granted in prior years. For all other NEOs, the amounts in this column represents the value of profit sharing bonuses deferred in the form of RSUs in respect of 2017, all of which vested in 2017, together with dividends credited on their aggregate RSU balance, which includes RSUs granted in prior years.

3.
Represents the value of profit sharing bonuses paid in cash in respect of 2017.

Compensation       79

Additional Information

Interests of Management and Other Insiders in Certain Transactions
Effective January 1, 2018, Scott Bonham became a consultant to the company. Under the consulting agreement between Mr. Bonham and a subsidiary of the company, Mr. Bonham will provide venture capital and technology advisory services to Magna for a fee of $56,000 per month ($672,000 per year). The exact scope of responsibilities is to be established by mutual agreement with Magna's Chief Executive Officer and the services rendered by Mr. Bonham will be under the general overall direction of Magna's Chief Executive Officer and Chief Technology Officer. The consulting contract runs for a three-year term from January 1, 2018 to December 31, 2020, subject to earlier termination on six months' advance notice. Mr. Bonham resigned as a member of the company's Audit Committee and EROC prior to the consulting agreement taking effect. As Mr. Bonham was asked to remain on the Board as a non-independent, non-executive director, he will continue to receive an annual Board retainer of $150,000 payable entirely in the form of DSUs, in order to maintain alignment with shareholders generally and the Independent Directors serving on the Board.

During 2017, a non-independent trust (the "Trust") which exists to make orderly purchases of Magna shares for employees, either for transfer to Magna's Employee Equity and Profit Participation Program or to recipients of either bonuses or rights to purchase such shares from the Trusts, borrowed up to $18.6 million from Magna to facilitate the purchase of Common Shares. At December 31, 2017, the Trust's indebtedness to Magna was $18.6 million.
Indebtedness of Directors, Executive Officers and Employees
None of Magna's present or former directors or executive officers (including any of their associates) were indebted at any time during 2017 to Magna or its subsidiaries. None of Magna's or its subsidiaries' present or former employees were indebted at any time during 2017 to Magna or its subsidiaries in connection with the purchase of Magna's securities or securities of any of Magna's subsidiaries. As at the Record Date, present and former employees of Magna and its subsidiaries owed Magna and its subsidiaries less than $50,000 in aggregate.
Directors' and Officers' Insurance
Effective September 1, 2017, Magna renewed its directors' and officers' liability insurance for a one-year renewal period. This insurance provides, among other coverages, coverage of up to $300 million (in the aggregate for all claims made during the policy year) for officers and directors of Magna and its subsidiaries, subject to a self-insured retention of $5 million for securities claims and $1 million for all other claims. This policy does not provide coverage for losses arising from the intentional breach of fiduciary responsibilities under statutory or common law or from violations of or the enforcement of pollutant laws and regulations. The aggregate premium payable in respect of the policy year September 1, 2017 to September 1, 2018 for the directors' and officers' liability portion of this insurance policy was approximately $1.8 million.

80       Additional Information

Shareholder Proposals and Communication
Proposals of shareholders intended to be presented at our Annual Meeting of Shareholders to be held in 2019 must be received by us at our principal executive offices on or before March 11, 2019 in order to be included in our 2019 Management Information Circular/Proxy Statement.
Contacting the Board
Shareholders wishing to communicate with the Board Chair or any other director may do so through the office of the Corporate Secretary at 337 Magna Drive, Aurora, Ontario, Canada, L4G 7K1, telephone (905) 726-2462.
Approval of Circular	The Board has approved the contents and mailing of this Circular.

/s/ "Bassem A. Shakeel" Bassem A. Shakeel Vice-President and Corporate Secretary March 28, 2018

Magna files an Annual Information Form with the Ontario Securities Commission and Annual Report on Form 40-F with the U.S. Securities and Exchange Commission. A copy of Magna's most recent Annual Information Form, this Circular and the Annual Report containing Magna's consolidated financial statements and MD&A, will be sent to any person upon request in writing addressed to the Secretary at Magna's principal executive offices set out in this Circular. Such copies will be sent to any shareholder without charge. Copies of Magna's disclosure documents and additional information relating to Magna may be obtained by accessing the disclosure documents available on the internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. Financial information is provided in Magna's comparative consolidated financial statements and MD&A for fiscal 2017. For more information about Magna, visit Magna's website at www.magna.com.

Additional Information        81

Definitions and Interpretation

Certain Defined Terms	In this document, referred to as this "Circular", the terms "you" and "your" refer to the shareholder, while "we", "us", "our", the "company" and "Magna" refer to Magna International Inc. and, where applicable, its subsidiaries. In this Circular, a reference to "fiscal year" is a reference to the fiscal or financial year from January 1 to December 31 of the year stated.
We also use the following defined terms throughout this Circular:
Board:	our Board of Directors.
BoC:	the Bank of Canada.
C$:	Canadian dollars.
CGCNC:	the Corporate Governance, Compensation and Nominating Committee of our Board.
Deloitte:	Deloitte LLP
DSUs:	deferred share units.
EROC:	the Enterprise Risk Oversight Committee of our Board.
Independent Directors:	our directors or nominees who have been determined to be independent on the basis described under "Nominees for Election to the Board – Nominee Independence".
Kingsdale:	Kingsdale Advisors, Magna's proxy solicitation agent in connection with the Meeting.
NYSE:	The New York Stock Exchange.
OBCA:	the Business Corporations Act (Ontario).
PSUs:	performance stock units.
ROIC:	return on invested capital.
RSUs:	restricted stock units.
TSX:	the Toronto Stock Exchange.
Currency, Exchange Rates and Share Prices
Dollar amounts in this Circular are stated in U.S. dollars, unless otherwise indicated, and have been rounded to the nearest thousand. In a number of instances in this Circular, information based on our share price has been calculated on the basis of the Canadian dollar closing price of our Common Shares on the TSX and converted to U.S. dollars based on the BoC exchange rate on the applicable date.

REFERENCE DATE	NYSE SHARE PRICE (US$)	TSX SHARE PRICE (C$)	BOC EXCHANGE RATE (C$1.00 = US$)

December 29, 2017	56.67	71.24	0.7971

March 23, 2018	53.21	68.55	0.7778

Information Currency	The information in this Circular is current as of March 23, 2018, unless otherwise stated.

82       Additional Information

Transfer Agent and Registrar
Computershare Trust Company of Canada 100 University Avenue, 8th Floor Toronto, Ontario, Canada M5J 2Y1 Telephone: 1 (800) 564-6253
Computershare Trust Company N.A. 250 Royall Street Canton, MA, USA 02021
Telephone: (781) 575-2000
(Toll free): 1 (800) 962-4284
(Int'l toll free): 1 (514) 982-7555
www.computershare.com

Proxy Solicitation Agent
Kingsdale Advisors The Exchange Tower 130 King Street West, Suite 2950, P.O. Box 361 Toronto, Ontario, Canada M5X 1E2
Telephone (Toll free): 1 (888) 518-1552
(Collect): 1 (416) 867-2272
Email: contactus@kingsdaleadvisors.com www.kingsdaleadvisors.com

Exchange Listings
Common Shares Toronto Stock Exchange MG New York Stock Exchange MGA

Corporate Office
Magna International Inc. 337 Magna Drive, Aurora, Ontario, Canada L4G 7K1 Telephone: (905) 726-2462 Fax: (905) 726-7164
magna.com

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